UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box: ☐
Preliminary Proxy Statement
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Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to §240.14a-12

COLUMBIA FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

19-01 Route 208 North
Fair Lawn, New Jersey 07410
April 25, 2025
Dear Shareholder:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Columbia Financial, Inc. (the “Company”). This year’s Annual Meeting will be a virtual only meeting of shareholders, via the Internet, which will be held on Thursday, June 5, 2025, at 10:00 a.m., Eastern Time.
The notice of Annual Meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the virtual meeting to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or by telephone, or to complete and mail the proxy card sent to you. If you attend the virtual meeting, you may vote online at the virtual meeting even if you have previously voted online or by telephone or if you have mailed a proxy card.
We look forward to your participation in the meeting.
Sincerely,
Thomas J. Kemly
President and Chief Executive Officer

19-01 Route 208 North
Fair Lawn, New Jersey 07410

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 5, 2025
10:00 a.m., Eastern Time

Virtual Meeting Access:
The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Columbia Financial, Inc. (the “Company”) will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically by entering the control number on your proxy card, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/CLBK2025 at the date and time described in the accompanying proxy statement. There is no physical location for this Annual Meeting.
Items of Business:
•
Election of Directors. To elect three directors to serve for a term of three years, one director to serve for a term of two years, and two directors to serve for a term of one year;

•
Ratification of the Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and

•
Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Other Business:
•
Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this notice, the Board of Directors knows of no other matters that may be brought before shareholders at the Annual Meeting.
Who May Vote:
You may vote if you were a shareholder of record as of the close of business on April 14, 2025.
YOUR VOTE IS IMPORTANT.
It is important that your shares be represented and voted at the virtual meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Whether or not you plan to attend the virtual Annual Meeting, please vote online or by telephone, or by marking, signing, dating, and promptly returning the enclosed proxy card or voting instruction card.
Thank you in advance for your cooperation.
By Order of the Board of Directors,
Mayra L. Rinaldi
Executive Vice President,
Corporate Governance &
Culture, Corporate Secretary
Fair Lawn, New Jersey
April 25, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 5, 2025
The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are available online at http://ir.columbiabankonline.com.

i

ii

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of Columbia Financial, Inc. is referred to in this Proxy Statement as the “Board of Directors” or the “Board.” Columbia Financial, Inc. is referred to in this Proxy Statement as “Columbia Financial,” the “Company,” “we” or “our.” Columbia Bank is sometimes referred to in this Proxy Statement as the “Bank.”
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”).
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponements or adjustments thereof.
VOTING AND MEETING INFORMATION

Please carefully review the proxy materials for the Annual Meeting, which will be a “virtual meeting” to be held on June 5, 2025, at 10:00 a.m. Eastern Time and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on April 14, 2025 (the “Record Date”). On the Record Date, there were 104,930,900 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 76,016,524 shares held by Columbia Bank MHC, the Company’s parent mutual holding company.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote right away using one of the following advance voting methods (see page 5 for additional details).
You can vote in advance in one of three ways:
•
Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

•
Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

•
If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.
It is anticipated that the Notice will be mailed to shareholders on or before April 25, 2025.
This Proxy Statement and our Annual Report are available to shareholders online at
http://ir.columbiabankonline.com.

Ballot Items
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Board Recommendation

PROPOSAL 1 — Election of Directors (page 11)
To elect three directors to serve for a term of three years, one director to serve for a term of two years, and two directors to serve for a term of one year
FOR

PROPOSAL 2 — Ratification of the Appointment of Independent Auditors (page 57) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2025
FOR

PROPOSAL 3 — Advisory Vote on Executive Compensation (page 59) To approve, on an advisory basis (non-binding), the compensation of the Company’s named executive officers	FOR
Director Nominees (page 12)
The following table provides summary information about each director nominee:
Term to Expire in 2026
Name	Age(1)	Independent	Director Since	Committee Memberships(2)
Robert Van Dyk	72	X	1994	COM, NOM, R, SP
Paul Van Ostenbridge	72	X	2019	R, T, SP
Term to Expire 2027
Name	Age(1)	Independent	Director Since	Committee Memberships(2)
Michael Massood	71	X	2003	A, NOM, R, T
Term to Expire in 2028
Name	Age(1)	Independent	Director Since	Committee Memberships(2)
Thomas J. Kemly	67		2006
James M. Kuiken	54	X	2020	A, COM, R, T
Elizabeth E. Randall	71	X	2003	COM, NOM, R, SP

(1)
As of April 14, 2025

(2)
A = Audit Committee; COM = Compensation Committee; NOM = Nominating/Corporate Governance Committee; R = Risk Committee; T = Technology Committee; SP = Operations and Strategic Planning Committee

Compensation Matters — Executive Summary (page 27)
The Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement provides information about our executive compensation philosophy and objectives and the process governing our named executive officers’ 2024 total compensation. The Company’s compensation disclosures in this Proxy Statement include the following named executive officers: the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three highest paid other executive officers.

We assess executive officer performance by analyzing specific, achieved Company financial goals and individual performance metrics and goals. The Company’s executive compensation program balances short and long-term Company performance with shareholder value creation. In addition, the compensation program provides incentives needed to attract, reward, motivate and retain key executives who are critical to executing the Company’s strategy for long-term success.
We align executive compensation to the success of the Company and the interests of our shareholders through short-term and long-term incentive plans, where payments under such plans are tied to performance metrics as detailed in our CD&A. In 2024, our named executive officers received cash awards under our short-term incentive plan and equity awards under our 2024 – 2026 long-term incentive plan, 50% of which are performance based restricted stock, 25% of which are time based vested restricted stock and 25% of which are time based vested non-qualified stock options.
Details of our executive compensation philosophy, objectives, process, and decisions can be found under the CD&A section of this Proxy Statement.
Corporate Governance (page 16)
The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at http://ir.columbiabankonline.com includes important information about our policies and Board committee charters, including the Company’s Code of Ethics and Business Conduct and certain Company U.S. Securities and Exchange Commission (“SEC”) filings and press releases. Examples of our corporate governance practices are set forth in the “Corporate Governance” section of this Proxy Statement.
Board Composition The composition of our Board of Directors is a key focus of the Company. As of the date of this Proxy Statement, our board characteristics are as follows:

Corporate Responsibility (page 22)
Community involvement, commitment to our employees and corporate responsibility are key aspects of our operations. Our Board of Directors recognizes the importance of environmental, social and governance matters to the Company’s stakeholders, including its shareholders, customers, communities, and employees and, consistent with the Company’s values, has taken various actions in the past few years to ensure we are continuing to serve our stakeholders and demonstrate a commitment to all our values, as is described further in this Proxy Statement.
Information About the Annual Meeting and Voting (see below)
Please see the “Information About the Meeting” section of the Proxy Statement for important information about the Annual Meeting. The deadlines to submit shareholder proposals for the 2025 Annual Meeting of Shareholders can be found in the “Other Information” section of the Proxy Statement.

INFORMATION ABOUT THE MEETING

Time and Location
The Annual Meeting will be a “virtual meeting,” which will be held on Thursday, June 5, 2025 at 10:00 a.m., Eastern Time. A notice of internet availability of proxy materials regarding this proxy statement is being first mailed to shareholders on or about April 25, 2025.
Who Can Vote at the Annual Meeting
You are entitled to vote your shares of Columbia Financial common stock at the Annual Meeting if the records of the Company show that you held your shares as of the Record Date, April 14, 2025. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
On the Record Date, there were 104,930,900 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 76,016,524 shares held by Columbia Bank MHC, the Company’s parent mutual holding company. Each share of common stock has one vote.
The Company’s certificate of incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. This provision does not apply to shares held by Columbia Bank MHC, which owned 76,016,524 shares, or 72.4%, of the Company’s outstanding common stock as of April 14, 2025.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote in advance of the meeting using any one of the following advance voting methods.
You can vote in advance in one of three ways:
•
Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

•
Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

•
If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Attending the Annual Meeting
As permitted by our bylaws, our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company’s virtual meeting website at http://www.virtualshareholdermeeting.com/CLBK2025 on Thursday, June 5, 2025, at 10:00 a.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a shareholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
Vote Required
The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of Columbia Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting via live webcast, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.
Our management anticipates that Columbia Bank MHC, our majority shareholder, will vote all of its shares in accordance with our Board’s recommendation with respect to all nominees and proposals to be presented at the Annual Meeting. In addition, the Columbia Bank Foundation, in accordance with its governing documents, must vote all the shares of Columbia Financial in the same proportion as shares are voted by all other shareholders.
•
Proposal 1 — In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the Annual Meeting. The maximum number of directors to be elected at the Annual Meeting is six.

•
Proposal 2 — In voting on the approval to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

•
Proposal 3 — In voting on the advisory vote on executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any proposals voted on at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the advisory proposal regarding executive compensation (Proposal 3). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Consequently, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).
Voting and Revocation of Proxies
This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
•
FOR each of the nominees for election as a director;

•
FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

•
FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your shares of Columbia Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the Annual Meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares online. In addition, if you voted by telephone or via the internet, you may revoke your vote by following the instructions provided for each. Attendance at the virtual Annual Meeting will not in itself constitute revocation of your proxy.
If your Columbia Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.
Notice and Accessibility of Proxy Materials
In connection with the Annual Meeting, to save significant printing and mailing expenses, the Company is furnishing its proxy statement and annual report via the internet according to the SEC rules for “Notice and Access” (the “Notice”). On April 25, 2025, the Company mailed the Notice to all shareholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our Annual Report and how to vote you shares online or by telephone. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.
Householding
To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Participants in the Bank’s ESOP and 401(k) Plan
If you participate in the Columbia Bank Employee Stock Ownership Plan, as amended (the “ESOP”) and/or if you hold shares of Company common stock through the Columbia Bank Savings and Investment Plan (the “401(k) Plan”) (collectively referred to as the “Tax-Qualified Plans”), you will receive one or more proxy cards that reflect all shares of Company common stock you may vote under the Tax-Qualified Plans, as well as shares of Company common stock (if any) held independent of the Tax-Qualified Plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the 401(k) Plan trustee how to vote the shares of Columbia Financial common stock credited to his or her account in the 401(k) Plan. The Company will direct the trustee to vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is May 30, 2025.

STOCK OWNERSHIP

5% Owners of Our Common Stock
The following table provides information as of the Record Date about the persons and entities known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
Columbia Bank MHC 19-01 Route 208 North Fair Lawn, New Jersey 07410	76,016,524	72.4%

(1)
Based on 104,930,900 shares of Company common stock outstanding and entitled to vote as of the Record Date.

Beneficial Ownership of Our Common Stock by Directors and Executive Officers
The following table provides information as of the Record Date about the shares of Columbia Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers of the Company and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown. As of the Record Date, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 3.5% of our outstanding shares.

Name and Address	Number of Shares Owned(1)	Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding
Non-Employee Directors:
Noel R. Holland	92,905	83,294	0.17%
James M. Kuiken	16,071	—	0.02%
Michael Massood	99,873	83,294	0.17%
Elizabeth E. Randall	102,774	62,474	0.16%
Lucy Sorrentini	21,087	—	0.02%
Robert Van Dyk	135,006	83,294	0.21%
Paul Van Ostenbridge	22,746	—	0.02%
Daria S. Torres	33,079	—	0.03%
Executive Officers:
Thomas J. Kemly(2)	575,464	681,491	1.20%
Dennis E. Gibney(3)	241,914	247,751	0.47%
W. Justin Jennings	33,462	43,380	0.07%
John Klimowich	142,151	195,195	0.32%
Oliver E. Lewis, Jr.	78,334	81,371	0.15%
Manesh Prabhu	42,159	14,240	0.05%
Mayra L. Rinaldi(4)	55,929	53,516	0.10%
Allyson Schlesinger	135,147	162,602	0.28%
Matthew Smith	15,443	—	0.01%
Jenifer W. Walden	29,096	7,462	0.03%
All directors and executive officers as a group (18 persons)	1,872,640	1,799,364	3.50%

(1)
This column includes shares of Company common stock beneficially owned as follows:

	Stock Ownership Plan (ESOP)	Columbia Bank Supplemental Executive Retirement Plan (SERP)	Columbia Bank Savings and Investment Plan (401(k) Plan)	Columbia Bank Savings Income Maintenance Plan	Columbia Bank Stock Based Deferral Plan	Columbia Financial, Inc. 2019 Equity Incentive Plan(a)
Noel R. Holland	—	—	—	—	9,899	3,207
Thomas J. Kemly	7,620	32,597	40,946	41,572	64,201	153,128
James M. Kuiken	—	—	—	—	—	3,207
Michael Massood	—	—	—	—	—	3,207
Elizabeth E. Randall	—	—	—	—	8,482	3,207
Lucy Sorrentini	—	—	—	—	6,216	3,207
Daria S. Torres	—	—	—	—	21,824	3,207
Robert Van Dyk	—	—	—	—	—	3,207
Paul Van Ostenbridge	—	—	—	—	—	3,207
Dennis E. Gibney	7,620	10,614	—	—	1,953	43,461
W. Justin Jennings	3,116	608	—	—	2,656	15,328
John Klimowich	7,620	7,051	17,130	4,214	7,323	38,950
Oliver E. Lewis, Jr.	6,521	2,919	—	681	4,905	37,507
Manesh Prabhu	2,150	437	1,292	—	546	34,514
Mayra L. Rinaldi	6,686	68	7,249	—	—	22,486
Allyson Schlesinger	6,683	6,459	—	4,683	13,115	40,877
Matthew Smith	—	—	—	—	—	15,443
Jenifer W. Walden	2,073	45	—	14	2,372	21,951

(a)
Represents shares of unvested restricted stock granted under the Company’s 2019 Equity Incentive Plan.

(2)
Includes 5,933 shares held by Mr. Kemly’s spouse.

(3)
Includes 10,000 shares held by Mr. Gibney’s spouse.

(4)
Includes 1,624 shares held by Ms. Rinaldi’s spouse and 240 shares in trust for one child and a godchild.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of nine members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, Inc. except for Thomas J. Kemly, who is the President and Chief Executive Officer of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The Board is divided into three classes with approximately three-year staggered terms, with approximately one-third of the directors elected each year.
In the first quarter of 2025, the Nominating/Corporate Governance Committee reviewed the Company’s board structure, desired future skills and alignment of Board terms to mandatory retirement dates for Board members. As a result of this review, the Nominating/Corporate Governance Committee recommended to the Board of Directors that director terms be more closely aligned to the mandatory retirement age provisions. In March 2025, following its consideration of the Nominating/Corporate Governance Committee’s recommendation, the Board of Directors approved placing four current directors in a different class on this year’s ballot for election of directors. The four directors moving to different classes are Elizabeth E. Randall, Robert Van Dyk, Paul Van Ostenbridge and Michael Massood.
As a result of the reclassification of certain directors’ terms, at the Annual Meeting, shareholders will be asked to elect three directors to serve for a term of three years to expire at the 2028 annual meeting of shareholders, one director to serve for a term of two years to expire at the 2027 annual meeting of shareholders, and two directors to serve for a term of one year to expire at the 2026 annual meeting of shareholders.
The Board of Directors recommends a vote FOR the election of each of the director nominees.
Information regarding the Board of Directors’ nominees for election at the Annual Meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of April 14, 2025. There are no family relationships among the directors, nominees, or executive officers. The indicated period of service as a director includes service as a director of the Bank.

Nominees for Director
Term Expiring in 2025
THOMAS J. KEMLY Age: 67 Director Since: 2006
Biographical Information:
Mr. Kemly was appointed President and CEO of Columbia Bank in 2012. He has since led Columbia Bank on a steady growth trajectory by spearheading organic growth, Columbia Financial, Inc.’s IPO and strategic acquisitions. With over 40 years of experience, Mr. Kemly has been an active and influential figure in banking. Most recently, Mr. Kemly was elected to the Federal Home Loan Bank of New York’s Board of Directors and was named to the Power 100 List by NJBIZ, a statewide business publication. Throughout his career he has worked to advance housing opportunities for families of all incomes, accelerate local community development and increase charitable giving efforts. Mr. Kemly expanded the Bank’s “Team Columbia” initiatives, where the Bank encourages employees to volunteer at local organizations and participate in meaningful community events. In conjunction with the Company’s IPO in 2018, he grew the Columbia Bank Foundation to one of the largest private giving foundations in the State of New Jersey. Mr. Kemly was the former chair of the New Jersey Bankers Association and currently serves as a board member of that organization. He also serves as a board member of CIANJ, was the former president of FMS, and currently serves as the Chair of the Columbia Bank Foundation.
Mr. Kemly began his Columbia Bank career in 1981 and has held a number of positions, including Chief Financial Officer and Chief Operating Officer, before becoming President and Chief Executive of the Bank.
Qualifications:
Mr. Kemly’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank. Mr. Kemly’s knowledge of Columbia Financial’s and Columbia Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

JAMES M. KUIKEN Age: 54 Director Since: 2020
Biographical Information:
Mr. Kuiken has served as the Director of Operations of Roche Molecular Systems, Inc., a company that develops, manufactures and supplies diagnostic and blood screening test products, since April 2014. Prior to that time, Mr. Kuiken served in various other capacities at Roche Molecular Systems, Inc.
Qualifications:
Mr. Kuiken’s extensive experience with respect to operational matters at a large multinational corporation provides the Board of Directors with valuable insight into the operational and business needs of the Company and Columbia Bank.

Term Expiring in 2025
ELIZABETH E. RANDALL Age: 71 Director Since 2003
Biographical Information:
Commissioner of the Bergen County Improvement Authority and also currently serves as a member of the audit committee of the New Jersey Municipal Excess Liability Insurance Fund. From 2004 to 2006, Ms. Randall served on the Bergen County Board of Chosen Freeholders. Prior to that, Ms. Randall served as the New Jersey Commissioner of Banking and Insurance. Ms. Randall also served as a member of the Board of Directors of the YWCA of Northern New Jersey.
Qualifications:
Ms. Randall’s service as an elected and appointed government official, as well as her prior bank regulatory experience, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expiring in 2026
PAUL VAN OSTENBRIDGE Age: 72 Director Since: 2019
Biographical Information:
Mr. Van Ostenbridge served as President and Chief Executive Officer of Stewardship Financial Corporation and Atlantic Stewardship Bank from 1985 until their acquisition by the Company on November 1, 2019.
Qualifications:
Mr. Van Ostenbridge’s extensive experience in the local banking industry and involvement in business, civic and charitable organizations in the communities Columbia Bank serves affords the Board of Directors with valuable insight regarding the business and operations of Columbia Bank.

ROBERT VAN DYK Age: 72 Director Since: 1994
Biographical Information:
President and Chief Executive Officer of Van Dyk Health Care, a health care services company, since July 1994 and the President and Chief Executive Officer of two other hospitals since 1980. He serves on many charitable and civic organizations, including colleges, universities, hospitals, religious organizations and foundations within the communities that Columbia Bank serves. In addition, Mr. Van Dyk has been actively involved in various organizations for the past 20 years, and he served as Chairman of the Board of two separate national health care organizations.
Qualifications:
Mr. Van Dyk’s strong business background, as well as his experience and expertise with respect to regulated industries, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expiring in 2027
MICHAEL MASSOOD Age: 71 Director Since: 2003
Biographical Information:
President of Massood & Company, P.A., CPAs, a certified public accounting firm.
Qualifications:
As a certified public accountant, Mr. Massood provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Massood’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank.

Directors Continuing in Office
Term Expiring in 2026
DARIA S. TORRES Age: 50 Director Since: 2021
Biographical Information:
Daria Torres is the founder and Managing Partner of Walls Torres Group, a strategic management consulting firm that works with leading corporations, non-profits and charitable organizations to sustainably grow their business objectives, build culture and manage risk. Ms. Torres has more than 25 years of experience as a strategy consultant and advisor to CEOs, boards and executive teams.
Qualifications:
Ms. Torres’ vast knowledge and experience as an executive-level strategist and governance advisor is a valuable asset to our leadership and her technology acumen complements the Board’s existing mix of skills and experience.

NOEL R. HOLLAND Age: 74 Director Since: 1995
Biographical Information:
Partner in the law firm of Andersen & Holland, located in Midland Park, New Jersey, from January 1976 until his retirement in March 2017.
Qualifications:
Mr. Holland’s expertise as a partner in a law firm, and his real estate transactional experience and involvement in business and civic organizations in the communities Columbia Bank serves, provide the Board of Directors with valuable insight. Mr. Holland’s years of providing legal counsel and operating a law office position him well to continue to serve as a director of a public company.

Term Expiring in 2026
LUCY SORRENTINI Age: 61 Director Since: 2020
Biographical Information:
Lucy Sorrentini is a Strategy Consultant and Certified Executive Coach and the Founder and CEO of Impact Consulting, LLC a woman and minority-owned human capital and organizational development consulting firm headquartered in New York. Prior to starting her own firm, Ms. Sorrentini was a Member of the Global Human Resources Executive Team and Chief Diversity and Inclusion Officer at Booz Allen Hamilton. Ms. Sorrentini also serves as the Chair and Strategic Advisor of the New York Women’s Foundation’s Latina Philanthropy Circle, Girls Incorporated and the Acceleration Project.
Qualifications:
Ms. Sorrentini’s extensive experience with respect to human capital strategy, and human resources, provides the Board of Directors with valuable insight into the operational and business needs of the Company and the Bank.

CORPORATE GOVERNANCE

General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410 and on the Company’s website at http://ir.columbiabankonline.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the SEC.
Director Independence
Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee be independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Nominating/Corporate Governance Committee advises and makes recommendations to the full Board regarding director independence. After considering the committee’s recommendations, the Board affirmatively determined that all current members of the Board, other than Mr. Kemly, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and SEC independence rules and requirements. The Board determined that Mr. Kemly is not independent because he is the President and Chief Executive Officer of the Company.
To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and the Company, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with Columbia Bank in the ordinary course of business. The Board determined that these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.
Board Leadership Structure
Our Board of Directors has determined that the separation of the offices of Chair of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chair of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running Columbia Financial and Columbia Bank and expanding and strengthening our franchise while enabling the Chair of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Noel R. Holland, who is independent under the listing requirements of the Nasdaq Stock Market, Inc., serves as Chair of the Board and Thomas J. Kemly serves as President and Chief Executive Officer.

Board Oversight of Risk
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks the Company faces. The Risk Committee, which is comprised of the independent members of the Board of Directors, oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber-security, vendor, and insurable risks.
The Audit Committee of the Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Compensation Committee is also responsible for oversight of our policies and strategies relating to human capital management. The Nominating/Corporate Governance Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest and also is responsible for review and oversight of our corporate responsibility policies and activities.
Our senior management is responsible for implementing our risk management processes by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic, and effective approach for identifying, managing and mitigating risks throughout our operations.
Insider Trading Arrangements and Policies
The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s common stock by all directors, officers, employees and the Company itself that have been reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards of the Nasdaq Stock Market, Inc. A copy of the policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. All members of the Company’s Board of Directors also serve on the Bank’s Board of Directors. In the fiscal year ended December 31, 2024, the Board of Directors of the Company held one regular meeting, the Board of Directors of the Bank held one regular meeting, and the Boards of Directors of the Company and the Bank held seven joint regular board meetings. In 2024, the Boards of Directors of the Company and the Bank held twelve joint special meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.

The Board of Directors of the Company and the Bank maintain an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, a Risk Committee, an Operations and Strategic Planning Committee and a Technology Committee. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of the Audit Committee Charter, the Compensation Committee Charter and the Nominating/Corporate Governance Committee Charter is available in the Investor Relations section of the Company’s website at http://ir.columbiabankonline.com.
The following table identifies our standing committees and their members as of the Record Date. All members of each committee listed below are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.
Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Risk Committee	Technology Committee	Operations/ Strategic Planning Committee
Noel R. Holland	✓	✓	✓	✓ *	✓ *	✓
Thomas J. Kemly
James M. Kuiken	✓	✓		✓	✓
Michael Massood	✓ *		✓	✓	✓
Elizabeth E. Randall		✓ *	✓	✓		✓
Lucy Sorrentini	✓	✓		✓		✓
Daria S. Torres	✓		✓	✓	✓
Robert Van Dyk		✓	✓ *	✓		✓
Paul Van Ostenbridge				✓	✓	✓ *

*
Denotes Chairperson

The following is a description of each of the Company’s Board committees:
Audit Committee	Meetings During 2024: 12
Michael Massood (Chair) Noel R. Holland James M. Kuiken Lucy Sorrentini Daria S. Torres
The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits.
The Board of Directors has determined that Michael Massood is an audit committee financial expert under the rules of the Securities and Exchange Commission.
All members of the Audit Committee are independent and meet the additional Nasdaq and SEC independence standards for Audit Committee members.

Compensation Committee	Meetings During 2024: 8
Elizabeth E. Randall (Chair) Noel R. Holland James M. Kuiken Lucy Sorrentini Robert Van Dyk	The responsibilities of the Compensation Committee include: (i) overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; (ii) reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating annually the CEO’s performance in light of these goals and objectives, and recommending the CEO’s compensation level based on this evaluation; (iii) in collaboration with the CEO, reviewing and

Compensation Committee	Meetings During 2024: 8

evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits; (iv) administering the Company’s incentive compensation and equity-based plans; reviewing and approving employment or severance arrangements or plans; (v) reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; (vi) retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties; (vii) approving equity awards as permitted by the terms of any equity based plan; (viii) reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s non-employee directors; (ix) developing a succession plan for our executive officer positions and developing and evaluating potential candidates for succession; (x) oversight of our policies and strategies relating to human capital management; and (xi) reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
All members of the committee are independent and meet the additional Nasdaq and SEC independence standards for Compensation Committee members.

Nominating/Corporate Governance Committee	Meetings During 2024: 6
Robert Van Dyk (Chair) Noel R. Holland Michael Massood Elizabeth E. Randall Daria S. Torres
The responsibilities of the Nominating/Corporate Governance Committee include: (i) developing policies on the size and composition of the Company’s Board of Directors; (ii) developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director; (iii) reviewing possible candidates for election to the Board of Directors; (iv) recommending to the Board of Directors candidates for election or re-election to the Board of Directors; (v) recommending committee structure, composition and assignments; (vi) conducting an annual performance evaluation of the Board of Directors and its committees; (vii) reviewing the Company’s strategies and polices regarding environmental, social and governance matters; (viii) providing for orientation of new board members and continuing education and development opportunities for board members; and (ix) reviewing the Nominating/Corporate Governance Committee’s performance and the adequacy of its charter on an annual basis.
All members of the committee are independent.

Risk Committee	Meetings During 2024: 5
Noel R. Holland (Chair) James M. Kuiken Michael Massood Elizabeth E. Randall Lucy Sorrentini Robert Van Dyk Daria S. Torres Paul Van Ostenbridge
The Risk Committee oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber-security, vendor and insurable risks.
All members of the committee are independent.

Technology Committee	Meetings During 2024: 5
Noel R. Holland (Chair) James M. Kuiken Michael Massood Daria S. Torres Paul Van Ostenbridge
The Technology Committee oversees the Company’s technology operations, including oversight of the Company’s information security and cybersecurity risk management.
All members of the committee are independent.

Operations and Strategic Planning Committee	Meetings During 2024: 4
Paul Van Ostenbridge (Chair) Noel R. Holland Elizabeth E. Randall Lucy Sorrentini Robert Van Dyk
The Operations and Strategic Planning Committee oversees the Company’s strategic planning initiatives, including oversight of the Company’s strategic plan.
All members of the committee are independent.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2024 or as of the date of this Proxy Statement is or has been an officer or employee of the Bank, and no executive officer of the Bank served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors. None of the members of the Compensation Committee had a relationship that would require disclosure under “Transactions with Related Persons” caption, except as may be described under that section of this Proxy Statement.
Nominating/Corporate Governance Committee Procedures for Shareholder Director Nominations
The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.
Minimum Qualifications.   First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; risk management expertise; information technology and digital experience; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the shareholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating/Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/ Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process.   The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Recommendations by Shareholders.   To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder must submit the following information in writing, addressed to the Chair of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.
The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.
The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s Annual Meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Board Self-Assessment
The Board has established an annual self-assessment process of the Board’s effectiveness each year. The self- assessment process, which is managed by the Nominating/Corporate Governance Committee, involves completion of annual surveys, review, and discussion of the results of the surveys by both the committee and the full Board and communication of feedback to management to improve policies, processes and procedures to support Board and committee effectiveness. In the second quarter of 2025, the Board will complete and an evaluation of the Board and the Board committees.

Board Education
The Company believes that continuing director education is essential to the ability of directors to fulfill their roles. We provide both internal and external educational opportunities and association memberships for our directors. We encourage directors to participate in external continuing director education programs, and we reimburse directors for their expenses associated with such activities. Continuing director education also is provided during Board meetings and as stand-alone information sessions outside of meetings. Management, as well as subject matter experts on corporate governance and other matters relevant to Board service, including matters related to the financial services industry, update our Board members on a regular basis.
Attendance at the Annual Meeting
The Board of Directors encourages directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Company’s 2024 annual meeting of shareholders.
Board Skills Matrix
The following matrix provides information regarding members of our Board of Directors, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of them which our Board has determined to be relevant to our business and structure. The matrix does not include all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular skill is not listed does not mean that a director does not possess the skill. In addition, the lack of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director is unable to contribute to the decision-making process in that area. The degree and type of knowledge, skills, and experience listed below may vary among the Board members.
Directors	Audit/ Financial	Commercial Real Estate Knowledge	Environmental Social & Governance	Executive Experience	Industry Knowledge	Mergers & Acquisitions	Risk	Technology/ Cyber
Noel R. Holland	✓	✓	✓	✓	✓	✓	✓	✓
Thomas J. Kemly	✓	✓	✓	✓	✓	✓	✓	✓
James M. Kuiken	✓	✓	✓	✓	✓	✓	✓	✓
Michael Massood	✓	✓	✓	✓	✓	✓	✓	✓
Elizabeth E. Randall	✓	✓	✓	✓	✓	✓	✓	✓
Lucy Sorrentini	✓	✓	✓	✓	✓	✓	✓
Daria S. Torres	✓		✓	✓	✓	✓	✓	✓
Robert Van Dyk	✓	✓	✓	✓	✓	✓	✓	✓
Paul Van Ostenbridge	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Responsibility
The Nominating/Corporate Governance Committee is responsible for reviewing the Company’s strategies, activities, and policies regarding sustainability and other environmental, social and governance (“ESG”) related matters and to make recommendations to the Board with respect to such matters. Additionally, the Compensation Committee is designated with the oversight of human capital management.
To support our corporate responsibility initiatives, the Company has a Corporate Responsibility Committee (formerly the ESG Committee), which is chaired by the Executive Vice President, Corporate Governance & Culture, and supported by various cross-functional members representing Human Resources, Risk Management, Community Development, Facilities and Executive Leadership. In April 2025 the Company published its second Corporate Responsibility Report which sets forth our accomplishments for 2024, which is available on the Investors Relation section of our website at ir.columbiabankonline.com. This report is not deemed to be a part of, or incorporated by reference into, this proxy statement.
A few highlights from our 2024 Corporate Responsibility Report are noted below.

Our Governance
We are committed to high standards of ethics and sound corporate governance to ensure long-term value for our shareholders, customers and employees. As we grow, we remain focused on compliance and governance and regularly review and consider enhancements to our corporate governance policies and procedures.
•
All directors, other than the CEO, are independent based on NASDAQ and SEC requirements and our Chairperson is independent of management.

•
We have adopted a Code of Ethics and Business Conduct that sets expectations aligned with our core values and have a Corporate Governance Policy that sets forth our policies for effective governance.

•
We have a robust risk management system and a strong culture of risk management which undergoes regular reviews and serves as a benchmark for risk-taking activities.

Our Customers and our Communities
Columbia Bank is committed to meeting the needs of its customers and the communities it serves, consistent with its responsibilities under the Community Reinvestment Act (“CRA”).
•
In 2024, Columbia Bank was recognized by various organizations for our commitment to our communities and our customer service, including the American Bankers Association Community Commitment Award, “Best Regional Banks” by Newsweek, and the New Jersey Bankers Association Community Service Award.

•
We demonstrate our commitment to our customers and the communities by offering an array of loan products, deposit accounts and service options to meet a diverse range of banking needs, including, but not limited to, the following products: digital banking services that are secure, cost effective, and sustainable; deposit products such as Forward Checking Account and an overdraft program and is designed to minimize fees; and flexible small business lending products and cost-effective solutions for business checking accounts.

•
We offer a variety of programs to assist homebuyers with affordable home loans solutions and through the Columbia Bank Foundation, we support programs that provide access to affordable, sustainable, and safe housing, including temporary housing programs and homeownership opportunities for LMI individuals. In 2024, the Columbia Bank Foundation also supported programs such as financial literacy and education, health and human services, food insecurity, environmental sustainability and the arts.

•
Through “Team Columbia,” the Bank’s volunteering initiative, we have a long legacy of giving back to our communities. In 2024, 99% of employees participated in at least one volunteer event, collectively providing over 3,300 volunteer hours at 133 events.

Our People
We believe our success depends on the success of our people. We are committed to providing growth, development, and leadership opportunities to all employees. Our commitment is to maintain a workplace where everyone is treated with respect and fairness, based on their qualifications and abilities, ensuring that Columbia Bank is a place where everyone counts.
•
We provide our employees with opportunities to advance and grow their careers with us through our talent management, learning and development programs, and succession planning.

•
We utilize external salary surveys and internal reports to ensure market competitiveness and internal fairness in our compensation system and have a comprehensive benefits program.

•
We provide a variety of engagement and wellness initiatives for our employees along with a hybrid work model that gives employees in certain roles the flexibility to work remotely two days per week.

Sustainability
We are committed to sustainability — energy conservation and benchmarking — as well as providing financing for sustainable commercial loans, conducting loan closings with electronic forms and signatures, where permissible, and continuing our commitment to sustainable facilities management.
•
In 2024, we invested approximately $415,000 in retrofits and energy improvements to our facilities, including LED outdoor lighting, expansion of our electric vehicle charging stations, and a solar panel pilot program.

•
We organized 19 volunteer events in 2024 that were focused on the environment, including beach clean-ups and maintenance of sustainable gardens.

•
We continue to explore other ways in which to implement new strategies to mitigating our environmental impact and in helping benefit future generations across our footprint.

DIRECTOR COMPENSATION

Elements of Director Compensation
Director Fees.   The Board of Directors determines the compensation of its non-employee directors after considering the recommendation of the Compensation Committee and the Compensation Committee’s independent compensation consultation. The Compensation Committees annually reviews data and analysis provided by its independent compensation consultant to assess the market competitiveness of the compensation structure of our non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board for approval a compensation structure that is intended to provide a mix of cash and equity compensation that is market competitive based on the same peer group that is used by the Compensation Committee when reviewing executive compensation. In 2024, the Company eliminated per meeting fees for the Board and Board committees and implemented a retainer-based compensation system.
For fiscal year 2024, the non-employee directors of Columbia Bank received cash and equity compensation for service as a director as follows:
Annual Restricted Stock Award	$50,000
Annual Cash Retainer (excludes Board Chair)	$85,000
Board Chair Annual Cash Retainer	$158,500
Additional Annual Cash Retainer for Committee Chairs:(1)
Audit Committee	$7,500
Nominating/Corporate Governance Committee	$2,500
Compensation Committee	$7,500
Operations and Strategic Planning Committee	$2,500
Additional Annual Cash Retainer for Committee Members:
Audit Committee	$9,000
Nominating/Corporate Governance Committee	$5,200
Compensation Committee	$9,000
Risk Committee	$5,200
Operations and Strategic Planning Committee	$6,500
Technology Committee	$6,500

(1)
Committee chairs receive a retainer for serving as chair and the additional retainer for serving as members of the committees they chair.

Board members do not receive any additional compensation as a result of their service as directors of Columbia Bank MHC or Columbia Bank.
Director Stock Ownership Guidelines.   Our directors are subject to stock ownership guidelines that require them to hold Company stock with a value equal to three times their annual cash Board retainer. All non-employee directors are either in compliance with this requirement or within the phase-in period applicable to newer directors.
Director Equity Compensation.   Non-employee directors participate in the Company’s equity compensation program and such awards are a key component of each director’s annual compensation. Each non-employee director of the Company received a grant of restricted stock awards in 2024 that vests on the first anniversary of the grant date.
Director Benefits.   The Company provides health insurance coverage and limited life insurance coverage for directors.

2024 Director Compensation
The following table sets forth the compensation received by our non-employee directors during the year ended December 31, 2024.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation $(3)	Total ($)
Noel R. Holland	199,900	50,008	6,425	256,333
James M. Kuiken	114,700	50,008	—	164,708
Michael Massood	118,400	50,008	16,609	185,017
Elizabeth E. Randall	118,400	50,008	1,243	169,651
Lucy Sorrentini	114,700	50,008	17,643	182,351
Daria S. Torres	110,900	50,008	10,587	171,495
Robert Van Dyk	113,400	50,008	—	163,408
Paul Van Ostenbridge	105,700	50,008	9,400	165,108

(1)
Includes total cash compensation earned through Board and Board committee retainers, whether paid or deferred.

(2)
Each non-employee director received a restricted stock award as a component of director compensation of 3,018 shares with a value of $50,008 on March 7, 2024. The award vested on March 7, 2025, the first anniversary of the grant date. In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718.

(3)
Includes imputed income for bank owned life insurance for Mr. Holland, Mr. Massood, Ms. Randall and Mr. Van Ostenbridge and premiums for health insurance paid by Columbia Bank on behalf of Mr. Massood, Mr. Holland, Ms. Sorrentini, Ms. Torres, and Mr. Van Ostenbridge.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation discussion and analysis provides a detailed description of the Company’s executive compensation philosophy, plans and programs, and the factors used by the Compensation Committee for determining 2024 compensation for our Named Executive Officers, identified pursuant to the rules of the SEC. This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 42. For 2024, the following executive officers comprised our Named Executive Officers (collectively, our “NEOs”):
Named Executive Officer	Title
Thomas J. Kemly	President and Chief Executive Officer
Dennis E. Gibney	Senior Executive Vice President and Chief Financial Officer
E. Thomas Allen, Jr.(1)	Senior Executive Vice President and Chief Operating Officer
John Klimowich	Senior Executive Vice President and Chief Risk Officer
Allyson Schlesinger	Senior Executive Vice President and Head of Consumer Banking

(1)
Mr. Allen retired from his position of Senior Executive Vice President and Chief Operating Officer on January 31, 2025.

2024 Business Highlights and Results
Below is a summary of our financial and operational performance for the year ended December 31, 2024, in support of our strategic plan:
•
We received regulatory approval and completed the merger of Freehold Bank into Columbia Bank.

•
Our net interest margin stabilized in the first quarter of 2024 and began to expand each successive quarter.

•
We achieved deposit growth of 3.2%.

•
Our level of wholesale borrowings declined from 14.4% of assets at December 31, 2023 to 10.3% at December 31, 2024.

•
We added commercial asset-based lending and equipment financing as new lines of business.

•
We grew commercial business loans $90.0 million, or 16.7%.

•
Our non-performing assets were 0.22 % of total assets at December 31, 2024.

•
We continued to advance several digital banking enhancements to support our customers, and we enhanced the security and efficiency of our technology infrastructure.

The following charts summarize our financial performance over the five-year period beginning January 1, 2020 and ending December 31, 2024:

Executive Compensation Philosophy
The Compensation Committee is committed to providing competitive, market-based total compensation programs that are aligned with our short- and long-term business strategies, tied to the performance of the Company and aligned with the long-term interests of our shareholders. The Compensation Committee achieves these objectives by using a combination of base salary, incentive-based cash awards and long-term incentive equity awards. The Company believes this mix of these compensation elements provides the Company’s NEOs with compensation that is reasonable and competitive within the Company’s market area, consistent with prudent banking practices, and also appropriately reflects the Company’s performance and the individual’s contributions to that performance.
The Company’s compensation philosophy recognizes the importance of individual achievements while also emphasizing overall corporate achievements. As such, our short-term and long-term incentive programs are heavily weighted toward the achievement of specific corporate goals.
In order to achieve these goals and consistent with our philosophy to provide a target reward when the Company meets its goals, our compensation program is comprised of four components: base salary, annual short-term cash incentives, long-term equity incentive compensation and benefit programs.
Elements of 2024 Executive Compensation Program
The various elements of our 2024 compensation program are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that a significant portion of the compensation program is at-risk based on performance, (iii) ensure that at least 50% of equity compensation is at-risk based on performance, and (iv) create a balance of short-term and long-term incentives.
COMPENSATION ELEMENT	PURPOSE	2024 ACTIONS
Base Salary
•
Provide financial predictability and stability through fixed compensation;

•
Provide a salary that is market competitive;

•
Promote the retention of executives; and

•
Provide fixed compensation that reflects the scope, scale, and complexity of the executive’s role.

•
Base salaries are subject to annual review in December of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the year, a review of peer group practices for similar positions and consideration of base salary in relation to incentive compensation opportunities. Following such review, in December 2023 the Compensation Committee set the base salaries for our NEOS for 2024 at the same level as 2023.

COMPENSATION ELEMENT	PURPOSE	2024 ACTIONS
Performance Annual Incentive Program (“PAIP”)
•
Align management and shareholder interests;

•
Provide appropriate incentives to achieve our annual strategic plan;

•
Provide market competitive cash compensation when targeted performance objectives are met;

•
Provide appropriate incentives to exceed targeted results; and

•
Pay meaningful incremental cash awards when results exceed target and pay below market cash awards when results are below target.

•
The 2024 PAIP (as defined herein) remained consistent with the prior year and included the same three corporate performance measures, while individual scorecards changed as is consistent with past practice.

•
In March 2025, the Compensation Committee reviewed and approved all NEO incentive cash payouts for 2024 based on the extent to which the performance goals were achieved.

Long-Term Incentive Program (“LTIP”)
•
Align management and long-term shareholder interests;

•
Balance the short-term nature of other compensation elements with long-term retention of executive talent;

•
Focus our executives on the achievement of long-term strategies and results;

•
Create and sustain shareholder value; and

•
Support the growth and operational profitability of the Company.

•
In March 2024, each NEO was granted equity awards under the 2024 LTIP, which consisted of a combination of 50% performance-based restricted stock, 25% time-vested restricted stock, and 25% time-vested stock options.

•
The performance awards granted under the 2024 LTIP have a three-year performance period from January 1, 2024 through December 31, 2026.

•
The time based restricted stock awards and option awards vest annually at a rate of one-third per year.

Compensation Tied to Performance
Consistent with our philosophy that a significant portion of the pay of our Named Executive Officer is at-risk compensation, we align the compensation of our executives with the interests of our shareholders by ensuring that a majority of our executive’s pay is at risk and depends on performance.
“Say on Pay Vote” Results
On June 6, 2024, shareholders voted on a non-binding resolution to approve the compensation for the NEOs, commonly referred to as a “Say on Pay” vote. The resolution was approved with an affirmative vote of 98.2% of votes cast, which reflects a strong vote of confidence in our executive compensation program and practices.
Our Executive Compensation Program
Our 2024 executive compensation program was based on the compensation philosophy adopted by our Compensation Committee and reflected the advice of the Compensation Committee’s independent compensation consultant (see page 33 below). The Compensation Committee is guided by the following key principles in determining the compensation structure for our executives:

WHAT WE DO	WHAT WE DO NOT DO

✓
Use an independent compensation consultant that is retained by and reports to the Compensation Committee

✓
Have significant stock ownership guidelines for our executives and directors

✓
Use competitive benchmarking for NEO compensation and non-employee director compensation

✓
Use meaningful incentives in our executives’ compensation that create long-term shareholder value while not incentivizing excessive risk-taking

✓
Grant equity that vests over multiple years

✓
Have short- and long-term incentive plans based on performance

✓
Limit the number of perquisites to NEOs

✓
Tie incentive compensation to a recoupment policy

✓
Perform an annual assessment of the risk of the Company’s incentive compensation programs

X
No tax gross ups

X
No pledging of our stock

X
No hedging or pledging of our stock

X
No unapproved trading plans

X
No dividends on unvested/unearned equity

X
No excessive risk creation

X
No repricing of stock options

X
No “single trigger” change in control severance under employment agreements

Our Executive Compensation Governance and Practices
Role of Compensation Committee
The Compensation Committee is made up of independent directors as required under the Nasdaq listing rules. Details on the Compensation Committee’s functions are described in the Compensation Committee’s charter, which has been approved by the Board and is available on our Investor Relations website.
The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, human resources, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. The Compensation Committee has sole authority to retain and terminate any compensation consultant and to approve the fee arrangements and the terms of engagement. For 2024, the Compensation Committee engaged an independent compensation consultant, which specializes in executive compensation (see page 33 below).
During 2024, the Compensation Committee reviewed and approved all aspects of the compensation plans and policies applicable to the NEOs, including participation and performance measures. In carrying out its duties, the Compensation Committee considered the relationship of corporate performance to total compensation, set salary and incentive compensation levels, and reviewed the adequacy and effectiveness of various compensation and benefit plans. The Chair of the Compensation Committee reported the committee actions to the Board following each committee meeting.
Role of the CEO
The Compensation Committee worked closely with Mr. Kemly to review and discuss his recommendations for the NEOs and other executive officers. The Compensation Committee also considered the market and peer group analysis provided by the compensation consultant to assess market practices, the mix of fixed and variable compensation, and the levels of compensation for each named executive officer. In consultation with Mr. Kemly, the Compensation Committee determined to maintain base salaries for the NEOs in 2024 at the same level as 2023 base salaries.

The Compensation Committee reviewed and accepted the self-evaluation (including relevant quantitative and qualitative accomplishments) of Mr. Kemly for the 2023 calendar year and provided feedback to Mr. Kemly. The Compensation Committee used this evaluation in making compensation decisions concerning Mr. Kemly and determined to maintain Mr. Kemly’s base salary at the same level as his 2023 base salary, as recommended by the Chair of the Compensation Committee for the 2024 calendar year. Mr. Kemly does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. Decisions related to Mr. Kemly’s 2024 compensation opportunities were made independently by the committee in consultation with its independent compensation consultant.
Role of Management
Members of our senior management team attend regular meetings in which executive compensation, Company performance, individual performance and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members can vote on decisions regarding NEO compensation.
The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. Members of senior management worked with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with the Company’s business and management retention goals. They provided feedback and insights into the effectiveness of the Company’s compensation programs and practices. The Compensation Committee looked to the CEO, other members of executive management, and outside legal counsel for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO, and other members of executive management at times attended portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues.
Role of Independent Compensation Consultant
The Compensation Committee has retained the services of an independent compensation consultant, Pearl Meyer (“Pearl Meyer”) since 2022, to perform a competitive assessment of the Company’s executive and non-employee director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive and director assessments include, but are not limited to, an assessment of the Company’s financial performance relative to its peers, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), and a comparative benchmark study of executive compensation and non-employee director compensation. Since 2022, Pearl Meyer has assisted the Compensation Committee in developing an annual long-term performance-based equity incentive program for the NEOs.
Representatives of Pearl Meyer attended Compensation Committee and Board meetings during 2024, upon request, to review compensation data and participate in general discussions on compensation and benefits for the NEOs and the Board members. While the Compensation Committee considered input from its compensation consultant when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
The Compensation Committee considered the independence of Pearl Meyer under applicable SEC and Nasdaq listing rules and concluded there was no conflicts of interest with respect to the compensation consultant.
Peer Group and Benchmarking
The Compensation Committee believes benchmarking relative to our peers is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to the Company.
Competitive benchmarking is one of many factors considered by the Compensation Committee in making executive compensation decisions. The Compensation Committee generally reviews data gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in its review and analysis of base salaries, discretionary bonuses and short-term and long-term cash incentives, and equity grants to establish our executive compensation program. The Compensation Committee reviews the peer group annually and updates the peer group as appropriate to ensure that the peer group continues to consist of financial institutions with business models and demographics and a reasonable range of financial performance similar to the Company.
Pearl Meyer, at the request of the Compensation Committee, conducted a benchmarking study of NEO cash and equity compensation with respect to the Company’s peer group for the Compensation Committee to utilize in reviewing and approving 2024 compensation for the NEOs.
The Compensation Committee considered the following factors in reviewing its peer group: total assets, net income, ROE, ROAA, EPS, market capitalization, non-interest income, efficiency ratio, loan to asset ratio, loan to deposit ratio, number of full-time employees, and net income per employee. For purposes of reviewing and approving 2024 executive compensation, the Compensation Committee selected publicly traded financial institutions from the Northeast and Mid-Atlantic regions. The median asset size of the peer group was $12.0 billion as of June 30, 2023, placing the Company at slightly above the 25th percentile in asset size, with an asset size on June 30, 2023 of $10.1 billion.
The peer group approved by the Compensation Committee for setting executive compensation for 2024 included the following 22 banks, 20 of which were used in the prior year. For 2024, two peer banks were added as two of the peer banks in the 2023 peer group announced that they were merging with one another in 2024 (Lakeland Bancorp and Provident Financial), and the new entity’s combined assets would be too large to be considered an appropriate peer bank for Columbia Financial. The company therefore proactively added two new peer banks (First Commonwealth Financial Corporation and S&T Bancorp) in connection with the elimination of Lakeland Bancorp from the peer group in 2025 and future years.
Atlantic Union Bankshares Corp. (AUB)	Independent Bank Group, Inc. (IBTX)
Berkshire Hills Bancorp, Inc. (BHLB)	Kearny Financial Corp. (KRNY)
Brookline Bancorp, Inc. (BRKL)	Lakeland Bancorp, Inc. (LBAI)
Community Financial System, Inc. (CBU)	NBT Bancorp, Inc. (NBTB)
ConnectOne Bancorp, Inc. (CNOB)	Northfield Bancorp, Inc. (NFBK)
Customers Bancorp, Inc. (CUBI)	OceanFirst Financial Corp. (OCFC)
Dime Community Bancshares, Inc. (DCOM)	Peapack-Gladstone Financial Corp. (PGC)
Eagle Bancorp, Inc. (EGBN)	Provident Financial Services, Inc. (PFS)
First Commonwealth Financial Corporation (FCF)	S&T Bancorp, Inc. (STBA)
Flushing Financial Corp. (FFIC)	Sandy Spring Bancorp, Inc. (SASR)
Independent Bank Corp. (INDB)	WSFS Financial Corp. (WSFS)
The peer group was also utilized by the Compensation Committee for purposes of determining compensation of non-employee directors for 2024.
Timing of Executive Compensation Decisions
The Compensation Committee meets throughout the year to, among other things, discuss matters related to executive pay, including the say-on-pay vote results from its annual meeting of shareholders and the reports issued by the proxy advisory firms. At several meetings a year, the Compensation Committee receives input and reports from its independent compensation consultant on best practices for executive pay and emerging trends. In December each year, the Compensation Committee typically reviews benchmarking data for the NEOs and non-employee director compensation at separate meetings, to determine whether any changes should be made to NEO base pay in the coming years as well as whether any changes should be made to the compensation structure of non-employee director compensation. The Compensation Committee also reviews the peer group composition once each year and makes revisions as determined necessary. In December 2023, the Compensation Committee approved the performance measures and corporate goals for the 2024 PAIP. In March 2024, the Compensation Committee approved the 2024 — 2026 LTIP metrics, and goals.
2024 Compensation
Base Salary
Our NEO base salaries are set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating, and rewarding high performing executives. In determining base salaries, the Compensation Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial accountability, (iii) compensation paid by peers, functionality of the executive management team, (iv) economic conditions in the Company’s market areas, and (v) analyses or guidance from independent consultants during the annual review process. The base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company and the Bank.
In establishing base salaries for our NEOs for 2024, the Compensation Committee reviewed the factors discussed above and determined to maintain base salaries at the 2023 base pay level. Below are the NEO base salaries for 2023 and 2024.
NEO	2023 Base Pay(1)	2024 Base Pay(1)	% Change
Thomas J. Kemly	$900,000	$900,000	—
Dennis E. Gibney	445,500	445,500	—
E. Thomas Allen	505,000	505,000	—
John Klimowich	400,000	400,000	—
Allyson Schlesinger	420,000	420,000	—

(1)
Amounts in table represent NEO base salaries at the end of the period presented.

Annual Incentive Compensation
Performance Achievement Incentive Program.   We maintain an annual cash incentive program — the Performance Achievement Incentive Program (“PAIP”) — that is designed to align the interests of our employees with the overall performance of the Company. All exempt employees (excluding commissioned employees), including the NEOs, are eligible to participate in the PAIP, subject to certain eligibility requirements. A participant is eligible to earn a target incentive award for a calendar year defined as a percentage of the participant’s base salary. For 2024, the participant’s target incentive opportunity was based on achievement of a combination of overall Company, Bank, department/team, and individual performance goals. Awards to the NEOs are approved by the Compensation Committee in March following the end of the prior fiscal year.
When designing the 2024 PAIP and when considering whether the target performance metrics for a payout under the 2024 PAIP are achieved, the Compensation Committee had the discretion to take into account categories of significant, unplanned and unusual items that would be excluded from the performance metrics, whether the resulting impact was positive or negative, because they distort our operating performance. This practice, which is consistent with the practices of peer group companies, ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the short-term.
The performance measures for the 2024 PAIP included the same corporate goals for each NEO and specific individual goals depending on the individual roles and responsibilities of each NEO, with each NEO’s individual scorecard, other than with respect to Mr. Kemly and Mr. Allen, setting forth the weightings assigned to each performance measure. The corporate goals utilized for 2024 did not change from those utilized for the 2023 PAIP, while individual goals did change for 2024 based on the Company’s department priorities for 2024.

The following table summarizes the thresholds, targets, and maximum parameters and actual 2024 performance for each of the applicable financial metrics selected under the 2024 PAIP:
2024 Performance Measures(1) (Dollars in Millions)	Threshold	Target	Stretch	2024 Actual Performance	Earned % of Target Goal
Core Net Income of Columbia Bank(2)	$22.50	$53.65	$84.80	$19.65(3)	0.00%
Core Efficiency Ratio of Columbia Bank(2)	82.0%	71.0%	60.0%	79.7%(3)	89.08%
Non-Performing Assets to Total Assets	0.50%	0.25%	0.10%	0.24%	104.17%

(1)
Payouts earned for intermediate performance levels are determined using straight line interpolation. Individual performance measures which do not have specific dollar or percentage thresholds but rather are tied to department performance or similar measure are not included in table but are set forth in the table below.

(2)
See “Annex A — Non-GAAP Financial Measures” for reconciliation to net income and efficiency ratio.

(3)
The Bank core net income and core efficiency ratio presented included an adjustment to the Bank’s core net income and core efficiency ratio that was approved by the Compensation Committee for purposes of each performance calculation. For additional details on this adjustment, please see “Annex A — Non-GAAP Financial Measures.”

The weighting assigned to each NEO in the categories that are applicable to them are set forth below:
2024 Performance Measures	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger
Core Net Income of Columbia Bank(1)	40%	30%	40%	30%	30%
Core Efficiency Ratio of Columbia Bank(1)	40%	30%	40%	30%	30%
Non-Performing Assets to Total Assets	20%	10%	20%	10%	10%
Other(2)	—	30%	—	30%	30%
Total	100%	100%	100%	100%	100%

(1)
See “Annex A — Non-GAAP Financial Measures” for reconciliation to net income and efficiency ratio.

(2)
The “Other” category includes overall individual and/or department performance that is directly relevant to the NEO’s position and the performance of the business unit under their purview and generally relates to non-revenue producing items. The following sets forth the individual and/or department performance goals for Mr. Gibney, Mr. Klimowich and Ms. Schlesinger:

	Individual/Department Metrics	Performance % of Award Opportunity
Mr. Gibney	Regulatory Compliance/Internal Controls	20%
	Improvement of IRR	10%
Mr. Klimowich	Regulatory Compliance/Internal Controls	20%
	Enhancement of Compliance Personnel and Practices	10%
Ms. Schlesinger	Regulatory Compliance/Internal Controls	20%
	Deposit Growth Target	5%
	Non-Interest-Bearing Deposit Growth Target	5%
For purposes of determining the level of achievement for each of the performance measures under the 2024 PAIP, the Compensation Committee reviewed the applicable financial metrics, as derived from our 2024 financial results, and the individual and department metrics. Based on such review, the performance measure related to Core Net Income of Columbia Bank was not met and the Non-Performing Assets to Total Assets performance measure was achieved at a level slightly above Target. In calculating the results for Core Efficiency Ratio of Columbia Bank, the Compensation Committee considered whether an adjustment was warranted due to non-budgeted, non-recurring professional fees. After reviewing the Bank’s 2024 strategic plan and budget and the non-recurring nature of certain fees included in this category, the Committee determined that adjustment to the calculation of the core efficiency ratio was necessary and appropriate for fiscal 2024 in order to capture the Bank’s core efficiency ratio more appropriately. As adjusted, the Core Efficiency Ratio of Columbia Bank was achieved between the Threshold and Target for such metric. For the 2024 performance year, the Compensation Committee certified achievement of two of the three pre-established corporate performance measures reflected in the table above that were met for the CEO and each of the other NEOs.
After review and discussion, the successful execution of certain individual and departmental strategic objectives in 2024 coupled with achieving two of the three corporate goals resulted in payouts ranging between 44.81% and 53.44% of each NEO’s target 2024 PAIP opportunity, as is set forth below.
	Corporate Performance Metrics
NEO	Payout at Target (%)(1)	Core Bank Net Income (%)	Core Bank Efficiency Ratio (%)	NPA to Assets (%)	Individual Performance Metrics	Payout Earned
Thomas J. Kemly	100.00%	0.00%	24.15%	20.66%	—	44.81%
Dennis E. Gibney	100.00%	0.00%	18.11%	10.33%	25.00%	53.44%
E. Thomas Allen	100.00%	0.00%	24.15%	20.66%	—	44.81%
John Klimowich	100.00%	0.00%	18.11%	10.33%	22.50%	50.94%
Allyson Schlesinger	100.00%	0.00%	18.11%	10.33%	25.00%	53.44%

(1)
Represents 100% of Target Opportunity.

NEO	Target Opportunity ($)	Target Opportunity as a % of Base Salary	PAIP Payout Earned ($)	PAIP Payout as a % of Base Salary
Thomas J. Kemly	$675,000	75.00%	$302,485	33.61%
Dennis E. Gibney	267,300	60.00%	$142,852	32.07%
E. Thomas Allen	328,250	65.00%	$147,097	29.13%
John Klimowich	240,000	60.00%	$122,262	30.57%
Allyson Schlesinger	252,000	60.00%	$134,673	32.07%
Long-Term Incentive Compensation
In March 2024, the Board of Directors of the Company approved the 2024 Long-Term Incentive Program (“LTIP”), as recommended by the Compensation Committee. Under the 2024 LTIP, long term incentives are issued under the terms of our 2019 Equity Incentive Plan (the “2019 Equity Plan”). The target long-term incentive opportunity for each NEO under the 2024 LTIP was allocated among performance-based restricted stock (“PRSA”) (50%), time-based vested restricted stock (“RSA”) (25%) and time-based vested nonqualified stock options (“NQSO”) (25%) as follows:
NEO	2024 LTIP as a % of Base Salary	Performance Restricted Stock Awards (at Target) (#)	Restricted Stock Awards (#)	Non-Qualified Stock Options (#)
Thomas J. Kemly	112%	27,647	13,823	37,168
Dennis E. Gibney	60%	7,331	3,666	9,856
E. Thomas Allen(1)	60%	8,310	4,155	11,173
John Klimowich	60%	6,583	3,291	8,850
Allyson Schlesinger	60%	6,912	3,456	9,292

(1)
As provided in the 2019 Equity Plan and applicable award agreements, Mr. Allen forfeited his performance awards under the 2024 LTIP upon his retirement on January 31, 2025 but will continue to vest in his restricted stock awards and stock options as he currently serves as an advisory director of Columbia Bank.
2024 – 2026 Performance Restricted Stock Awards.   We grant PRSAs to our executives to align pay and long-term financial performance. The PRSAs have a three-year performance period, which will be measured over the period January 1, 2024 through December 31, 2026, with cliff vesting following the end of the performance period. Under the 2019 Plan and the applicable award agreements, the PRSAs are forfeited upon the executive’s termination of employment prior to the settlement date, which occurs after the close of the performance period. The awards vest at 50% of target upon the executive’s termination of employment by reason of death or disability with remainder of the PRSAs forfeited.
For the 2024 LTIP, the Compensation Committee retained the same two performance criteria as the performance metrics for the 2024 LTIP as were used for the 2023 LTIP: Absolute Core Bank Return on Assets (“ROAA”) and Relative Core Bank Efficiency Ratio. ROAA will be calculated on a year-by-year basis based on annual performance targets, with the final metric calculated based on the average of the three years performance in the measurement period. ROAA is defined as the ratio that is derived by dividing the Bank’s core net income by its total average assets for each fiscal year of the Bank during the performance period, as publicly reported by the Bank. ROAA is weighted at 60%. The Relative Core Bank Efficiency Ratio will be calculated based on the average performance of the Bank over the three-year measurement period relative to the efficiency ratios achieved by the companies in the KBW Nasdaq Regional Bank Index, as fixed at January 1, 2024. The Relative Core Bank Efficiency Ratio will be calculated by dividing the Bank’s non-interest expense by the sum of the Bank’s net interest income plus non-interest income for each fiscal year of the Bank or portion thereof in the performance period, as publicly reported by the Bank. The Relative Core Bank Efficiency Ratio is weighted at 40%.
The Compensation Committee believes that use of the ROAA metric facilitates alignment of the incentive awards grants with achievement of the Bank’s targets for growth in earnings, over the three-year period. The Relative Core Bank Efficiency Ratio creates alignment with the Bank’s strategic plan to increase revenue faster than operating expenses, as well as to benchmark this progress against peer banks.
At the end of the three-year performance period, our NEOs can earn between 0% and 150% of the target number of PRSAs granted based on the level of achievement of the two metrics. Payouts for intermediate performance level will be determined using straight line interpolation. PRSA awards for the 2024-2026 performance period will be settled in the first quarter of 2027, following completion of the Company’s 2025 audited financial statements and review of final peer group financial results.
Restricted Stock Awards.   2024 LTIP time-based restricted stock awards vest in equal installments over three years commencing on March 6, 2025, subject to continued service with the Company or its subsidiaries.
Stock Options.   2024 LTIP non-qualified stock option grants vest in equal installments over three years commencing on March 6, 2025, subject to continued service with the Company or its subsidiaries.
Other Compensation Programs and Policies
Retirement Benefits and Deferred Compensation
We maintain broad-based tax-qualified pension, tax-qualified employee stock ownership, and tax-qualified 401(k) plans. Generally, all employees of the Company are eligible to participate in these plans, including the NEOs. However, the pension plan was closed to new participants effective October 1, 2018.
In addition to the tax-qualified plans described above, we provide our NEOs and other highly compensated employees with benefits under a nonqualified retirement and deferred compensation plans, as described below.
See the narrative accompanying the pension benefit tables and nonqualified deferred compensation tables for details regarding these plans as well as the discussion of such plans below under “Executive Compensation” below.

Other Benefits
We provide our NEOs with a set of core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).
Life Insurance Benefits.   We maintain supplemental life insurance agreements with each of the named executive officers, other than Ms. Schlesinger. Pursuant to those agreements, the executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by us in the event of the executive’s death while the agreement remains in effect. The amount payable to the named executive officers’ beneficiaries, other than Mr. Kemly, is one and one-half time base salary. For Mr. Kemly the benefit payable is three times his base salary. These benefits are in addition to the basic life insurance the Company provides to all full time employees, limited to $1.0 million. The supplemental life insurance agreements will terminate if the executive officer has a separation from service, other than as a result of the executive officer’s disability or retirement. The Summary Compensation Table on page 42 includes the taxable income associated with this benefit in the column labeled All Other Compensation.
Perquisites
We annually review the perquisites that we make available to our named executive officers. The primary perquisites for these individuals may include automobile allowances and mobile phone charges. See “Executive Compensation — Summary Compensation Table” for detailed information on the perquisites provided to our NEOs.
Employment Agreements
The Compensation Committee believes that employment agreements are necessary to attract and retain qualified executives and ensure the stability of our executive management team. Our employment agreements with our NEOs generally set forth the terms of the executive’s employment with the Company and also promise severance benefits if the executive is involuntarily terminated without cause or, in some cases, if the executive voluntarily terminates his or her employment for good reason. The retention of key management is essential to and in our shareholders’ best interests. The Compensation Committee believes reasonable severance benefits help ensure the continued dedication and efforts of management without undue concern for or distraction by their personal, financial and employment security. Similarly, in the context of a potential change in control transaction, the Compensation Committee believes that employment agreements effectively motivate executives to remain engaged and strive to create shareholder value, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these severance arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements. For a detailed description of our employment agreements with our NEOs, please see the section entitled “Summary of Executive Employment Agreements and Potential Payments upon Termination or Change in Control” beginning on page 49.
Tax Deductibility of Executive Compensation
To the greatest extent possible, we structure our compensation programs in a tax-efficient manner. The Compensation Committee believes that tax deductibility is but one factor to consider in developing an appropriate compensation package for executives. As such, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the Company, but which may not qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.
Executive Compensation Policies.
Recoupment and Clawback Policies.   The Company has a policy for the recoupment of incentive compensation (the “Recoupment Policy”), which was formerly referred to as our Clawback Policy, and which was updated in 2023 to comply with the Exchange Act and the Nasdaq Listing Rules.
The Recoupment Policy provides for the prompt recovery of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Recoupment Policy is in general limited to any compensation granted, earned, or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, we may utilize a broad range of recoupment methods under the Recoupment Policy. The Recoupment Policy does not condition recovery on the fault of the executive officer, but we are not required to recoup amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and where (i) we have already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the Recoupment Policy would exceed the amount to be recovered or (ii) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations. We may not indemnify any such executive officer against the loss of such recovered compensation.
The Company has also adopted a Supplemental Compensation Recoupment Policy, which gives the Company the discretion to clawback incentive and non-incentive compensation awarded, including time-based equity awards, to any officer with the title of Senior Vice President and above in the event of misconduct, as such term is defined in the policy.
Stock Ownership Guidelines for Executive Officers.   The Company’s Share Ownership and Retention Policy sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5x base salary
Senior Executive Vice Presidents	3x base salary
Executive Vice Presidents	2x – 3x base salary (depending on date of appointment or hire)
Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. Each NEO’s and non-employee director’s stock ownership level is reviewed annually by the Company and the Nominating/Corporate Governance Committee. As of December 31, 2024, all current NEOs were in compliance with their respective stock ownership levels.
Anti-Hedging and Pledging Policies.   The Company has a written policy that prohibits our directors and officers from hedging the value of our stock by the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers, directors, and employees are not allowed to pledge Company stock as collateral or acquire Company stock on margin.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.
Our equity awards are generally granted on fixed dates determined in advance. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine target compensation for the NEOs, which coincides with the Company’s regularly scheduled Board and Committee meetings, then such equity awards are granted. Annual equity awards are typically granted to our NEOs in March of each fiscal year. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. The

Compensation Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Compensation Committee does not time the release of material nonpublic information based on equity award grant dates.
Risk Considerations in Our Compensation Program
The Compensation Committee has assessed the Company’s compensation programs, including incentive compensation, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. In 2024, the Compensation Committee retained a third party to assist in conducting a comprehensive risk assessment of our compensation policies and practices. The risk assessment included an evaluation of our compensation strategy and philosophy, the design of our annual cash incentive plan and our long-term equity incentive plan, our severance policies, and our sales compensation plans.
Based on the foregoing risk assessment conducted for 2024, the Compensation Committee concluded that our incentive compensation plans do not create significant inappropriate or unintended risk to the Company. Further, it determined that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks; that are compatible with effective internal controls and our risk management practices; and that are supported by strong governance and the oversight and administration of the Compensation Committee and the Board of Directors.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:
Elizabeth E. Randall, Chair
Noel R. Holland
James M. Kuiken
Lucy Sorrentini
Robert Van Dyk
March 24, 2025

EXECUTIVE COMPENSATION

Summary Compensation Table
Name	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas J. Kemly	2024	900,005	—	683,840	227,840	302,485	564,078	80,773	2,759,021
President and Chief Executive Officer	2023	878,064	—	622,776	207,659	191,634	1,672,739	122,783	3,695,655
	2022	859,850	—	—	—	637,181	—	165,618	1,662,649
Dennis E. Gibney	2024	445,500	—	181,336	60,417	142,852	13,610	38,841	882,556
SEVP, Chief Financial Officer	2023	436,933	—	220,195	73,421	104,515	107,929	53,704	996,697
	2022	428,500	—	—	—	272,294	—	62,210	763,004
E. Thomas Allen, Jr.(7)	2024	505,000	—	205,552	68,490	147,097	278,855	49,856	1,254,850
SEVP, Chief Operating Officer	2023	495,289	—	249,604	83,230	93,190	662,229	72,711	1,656,253
	2022	487,000	—	—	—	360,885	—	94,106	941,991
John Klimowich	2024	400,000	—	162,827	54,250	122,262	82,343	35,955	857,637
SEVP, Chief Risk Officer	2023	392,307	—	197,704	65,924	82,400	625,391	48,031	1,411,757
	2022	383,000	—	—	—	213,502	—	53,191	649,693
Allyson Schlesinger	2024	420,000	—	170,968	56,960	134,673	40,094	37,697	860,392
SEVP, Head of Consumer Banking	2023	411,923	—	207,587	69,223	111,384	83,281	54,045	937,443
	2022	400,000	—	—	—	228,191	—	73,330	701,521

(1)
Reflects salary amounts that include cash compensation earned by each NEO, including any portion of these amounts contributed to the tax-qualified 401(k) plan or the SIM. In 2023, salaries above reflect less than the annual base salary for each executive due to a change in payroll processing that resulted in one less pay period captured in 2023.

(2)
Reflects the aggregate grant date fair value of restricted stock awards and performance restricted stock awards granted on March 6, 2024, although the RSAs are subject to vesting based on continued employment and the number of PRSAs that vest depends on whether we achieve specified performance measures. This amount reflects the total grant date fair value for these restricted stock awards and performance restricted stock awards and does not correspond to the actual value that will be recognized in income by an NEO when received. For 2024, the grant date value of the PRSAs included in this column is based on payout at the target.

(3)
Reflects the aggregate grant date fair value of stock options granted in 2024 under the 2024 LTIP, calculated in accordance with FASB ASC Topic 718 for stock-based compensation based upon a fair value of $6.13 for each option using the Black-Scholes option pricing model. The NQSOs are subject to vesting based on continued employment. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive will be at or near the value estimated above.

(4)
For 2024, represents non-discretionary, performance-based cash payments earned by each named executive officer during each year presented under the PAIP, which is described above under “Annual Incentive Compensation.”

(5)
Reflects the actuarial change in the present value of the NEOs benefits under the pension plan and the Retirement Income Maintenance Plan. For 2022, the change in pension value was negative for each of the NEOs and under applicable SEC rules we are required to report any negative number as zero in the above table. There are no above-market or preferential earnings on deferred compensation because earnings under all non-qualified deferred compensation plans are pegged to investments that are available to the general public. Neither an increase nor a decrease in the pension value resulting from changes in actuarial assumptions results in any increase or decrease in benefits payable to participants under the pension plan. See footnote 1 to the pension plan table included in “— Pension Benefits” below for more information.
(6)
Details of the amounts disclosed in the “All Other Compensation” column for 2024 are provided in the table below, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs in 2024. Except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used.

(7)
Mr. Allen retired from his position on January 31, 2025.

	Company Contribution to ESOP and ESOP SERP(a)	Company Matching Contributions to 401(K) Plan and SIM(b)	Imputed Income from BOLI	Perquisites(c)
Thomas J. Kemly	55,307	10,350	5,080	10,036
Dennis E. Gibney	27,276	10,350	495	720
E. Thomas Allen, Jr.	29,857	10,350	2,616	7,033
John Klimowich	23,834	10,350	1,051	720
Allyson Schlesinger	26,294	10,350	—	1,053

(a)
Reflects regular ESOP and ESOP SERP allocations for each NEO.

(b)
Reflects the cost of matching contributions under our tax-qualified 401(k) plan and SIM.

(c)
Perquisites include car allowance or personal use of company vehicle for those NEOs who were provided with such an allowance in 2024 and mobile phone allowance.

Grants of Plan Based Awards
The following table summarizes grants made in 2024 to our NEOs under the 2019 Equity Incentive Plan. The material terms of the Company’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis on page 27 of this Proxy Statement.
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock (#)(3)	All Other Stock Awards: Number of Securities Underlying Options(4)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Kemly
RSA	03/06/24	—	—	—	—	—	—	13,823	—	—	227,941
PRSA	03/06/24	—	—	—	6,912	27,647	41,470	—	—	—	455,899
Stock Options	03/06/24	—	—	—	—	—	—	—	37,168	16.49	227,840
PAIP		337,500	675,000	1,012,500	—	—	—	—	—	—	—
Dennis E. Gibney
RSA	03/06/24	—	—	—	—	—	—	3,666	—	—	60,448
PRSA	03/06/24	—	—	—	1,833	7,331	10,997	—	—	—	120,888
Stock Options	03/06/24	—	—	—	—	—	—	—	9,856	16.49	60,417
PAIP		133,650	267,300	400,500	—	—	—	—	—	—	—

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock (#)(3)	All Other Stock Awards: Number of Securities Underlying Options(4)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. Thomas Allen, Jr.
RSA	03/06/24	—	—	—	—	—	—	4,155	—	—	68,520
PRSA(6)	03/06/24	—	—	—	2,078	8,310	12,466	—	—	—	137,032
Stock Options	03/06/24	—	—	—	—	—	—	—	11,173	16.49	68,490
PAIP		164,125	328,250	492,375	—	—	—	—	—	—	—
John J. Klimowich
RSA	03/06/24	—	—	—	—	—	—	3,291	—	—	54,273
PRSA	03/06/24	—	—	—	1,646	6,583	9,874	—	—	—	108,554
Stock Options	03/06/24	—	—	—	—	—	—	—	8,850	16.49	54,250
PAIP		100,000	240,000	300,000	—	—	—	—	—	—	—
Allyson Schlesinger
RSA	03/06/24	—	—	—	—	—	—	3,456	—	—	56,989
PRSA	03/06/24	—	—	—	1,728	6,912	10,368	—	—	—	113,979
Stock Options	03/06/24	—	—	—	—	—	—	—	9,292	16.49	56,960
PAIP		126,000	252,000	378,000	—	—	—	—	—	—	—

(1)
The amounts in these columns represent the threshold, target and maximum amounts of potential cash payments that may be earned under the PAIP. The PAIP is described under “Compensation Discussion and Analysis — 2024 Compensation.” The actual amounts earned by each executive are disclosed in the Summary Compensation Table. The threshold assumes the participant achieves threshold for all performance measures. The actual payout may be less.

(2)
The amounts in these columns represent the threshold, target and maximum number of shares that may be earned under the 2024 LTIP with respect to PRSAs granted in 2024. Shares earned will become vested in 2027 following the end of the 2024-2026 performance period based on the extent to which the performance metrics established in the LTIP are achieved. The 2024 LTIP is described under “Compensation Discussion and Analysis — Long-Term Incentive Compensation.” The actual amounts awarded to each executive in 2024 are disclosed in the Summary Compensation Table.

(3)
The information in this column represents time-vested restricted stock awards granted in 2024 pursuant to the 2024 LTIP. The stock awards vest in three approximately equal installments commencing on March 6, 2025.

(4)
The information in this column represents time-vested stock option awards granted in 2024 pursuant to the 2024 LTIP. The stock options vest in three approximately equal annual installments commencing on March 6, 2025.

(5)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718 for share-based payments. The grant date fair value of all restricted stock awards and PRSAs is equal to the number of awards multiplied by $16.49 the closing price of the Company’s common stock on the grant date. The grant date fair value for the PRSAs is equal to the number of awards multiplied by $16.49, the closing price of the Company’s common stock on the grant date. For the PRSAs, the amounts shown is based on the target opportunity. The grant date fair value for stock option awards is equal to the number of options multiplied by a fair value of $6.13 which was computed using the Black-Scholes option pricing model.

(6)
Mr. Allen retired from his position with the Company and the Bank on January 31, 2025. All outstanding PRSAs were forfeited upon his retirement.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table shows information regarding all unvested equity awards held by our NEOs on December 31, 2024.
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price	Option Expiration Date	Number of Shares Restricted Stock Not Vested(2)	Market Value of Share or Units of Restricted Stock Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas J. Kemly	03/06/2024	—	37,168	$16.49	03/06/2034	—	—	—	—
	03/06/2024	—	—	—	—	13,823	$218,542	—	—
	03/06/2024	—	—	—	—	—	—	41,470	$655,641
	05/01/2023	12,631	25,263	$15.94	05/01/2033	—	—	—	—
	05/01/2023	—	—	—	—	8,682	137,262	—	—
	05/01/2023	—	—	—	—	—	—	39,070	617,697
	07/23/2019	656,471	—	$15.60	07/23/2029	—	—	—	—
Dennis E. Gibney	03/06/2024	—	9,856	$16.49	03/06/2034	—	—	—	—
	03/06/2024	—	—	—	—	3,666	57,959	—	—
	03/06/2024	—	—	—	—	—	—	10,997	173,863
	05/01/2023	4,466	8,932	$15.94	05/01/2033	—	—	—	—
	05/01/2023	—	—	—	—	3,070	48,537	—	—
	05/01/2023	—	—	—	—	—	—	13,814	218,399
	07/23/2019	240,000	—	$15.60	07/23/2029	—	—	—	—
E. Thomas Allen, Jr.(5)	03/06/2024	—	11,173	$16.49	03/06/2034	—	—	—	—
	03/06/2024	—	—	—	—	4,155	65,691	—	—
	03/06/2024	—	—	—	—	—	—	12,466	197,087
	05/01/2023	5,063	10,125	$15.94	05/01/2033	—	—	—	—
	05/01/2023	—	—	—	—	3,480	55,019	—	—
	05/01/2023	—	—	—	—	—	—	15,659	247,569
	07/23/2019	282,353	—	$15.60	07/23/2029	—	—	—	—
John Klimowich	03/06/2024	—	8,850	$16.49	03/06/2034	—	—	—	—
	03/06/2024	—	—	—	—	3,291	52,031	—	—
	03/06/2024	—	—	—	—	—	—	9,874	156,108
	05/01/2023	4,010	8,020	$15.94	05/01/2033	—	—	—	—
	05/01/2023	—	—	—	—	2,756	43,572	—	—
	05/01/2023	—	—	—	—	—	—	12,403	196,091
	07/23/2019	188,235	—	$15.60	07/23/2029	—	—	—	—
Allyson Schlesinger	03/06/2024	—	9,292	$16.49	03/06/2034	—	—	—	—
	03/06/2024	—	—	—	—	3,456	54,639	—	—
	03/06/2024	—	—	—	—	—	—	10,368	163,918
	05/01/2023	4,211	8,421	$15.94	05/01/2033	—	—	—	—
	05/01/2023	—	—	—	—	2,894	45,754	—	—
	05/01/2023	—	—	—	—	—	—	13,023	205,894
	07/23/2019	155,294	—	$15.60	07/23/2029	—	—	—	—

(1)
For 2019, represents stock options granted pursuant to the 2019 Equity Incentive Plan that are fully vested. For 2023, represents stock options granted pursuant to the 2023 LTIP that vest in approximately three equal annual installments commencing May 1, 2024. For 2024, represents stock options granted pursuant to the 2024 LTIP that vest in three equal installments, with one third of these options having vested on March 6, 2025.

(2)
For 2023, represents restricted stock awards granted pursuant to the 2023 LTIP, one third of which vested on May 1, 2024, one third of these shares are scheduled to vest on Mary 1, 2025 and one third of these shares are scheduled to vest on May 1, 2026.

For 2024, represents restricted stock awards granted pursuant to the 2024 LTIP that vest in three equal installments, with one third of these options vested on March 6, 2025, one third of these shares scheduled to vest on March 6, 2026 and one-third of these shares are scheduled to vest on March 6, 2027.
(3)
Based on the Company’s closing stock price of $15.81 on December 31, 2024.

(4)
Represents grants of performance-based restricted stock awards pursuant to the 2023 LTIP and the 2024 LTIP. The number of PRSAs in the table assumes the maximum level of performance is achieved. The actual number of PRSAs earned will become vested following the end of the 2023-2025 performance period and the 2024 — 2026 performance period, respectively, based on the extent to which the performance metrics established in the 2023 LTIP and 2024 LTIP, respectively, are achieved. The 2024 LTIP is described under “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”

(5)
As provided in the 2019 Equity Plan and applicable award agreements, Mr. Allen forfeited his performance awards under the 2024 LTIP and the 2023 LTIP upon his retirement on January 31, 2025 but will continue to vest in his restricted stock awards and stock options awarded under the 2023 and 2024 LTIPs as he continues to serve the Company as an advisory director of Columbia Bank.

Option Exercises and Stock Vested
The following table shows the value realized upon the vesting of restricted stock awards in 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas J. Kemly	—	—	31,168	539,049
Dennis E. Gibney	—	—	11,343	196,310
E. Thomas Allen, Jr.	—	—	13,279	229,986
John Klimowich	—	—	9,071	156,541
Allyson Schlesinger	—	—	7,794	133,720

(1)
The amounts reported in this column are determined by multiplying the number of shares that vested by the per share closing price of Company common stock on the vesting date. Includes the aggregate number of shares vested for restricted stock awards. The total includes any amounts that were withheld for applicable taxes.

Pension Benefits
Tax-Qualified Pension Plan.   The Columbia Bank Retirement Plan (“Pension Plan”) is a tax-qualified defined benefit pension plan that covers approximately 841 eligible current employees, former employees, and retirees of the Company. All of the NEOs participate in the Pension Plan. If a participant elects to retire upon the attainment of age 65, and the participant was hired prior to July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 2% of his or her average annual compensation for each plan year and month of service, up to a maximum of 45 years. If a participant elects to retire upon attainment of age 65, and the participant was hired on or after July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 1.8% of his or her average annual highest compensation over five consecutive years for each plan year and month of service, up to a maximum of 45 years. Participants who have attained age 55 and have completed 10 years of service may retire early. If the participant was hired prior to July 1, 2005, his or her benefit will be reduced by 3.0% for each year of early commencement between age 55 and 65; if the participant was hired on or after July 1, 2005, his or her benefit will be reduced by 1/15th for each year of early commencement between age 60 and 65 and an additional 1/30th for each year of early commencement between age 55 and 60. Participants become fully vested in their accrued plan benefit after five years of service. Under the plan, “average annual compensation” is defined as the average of a participant’s compensation for the period of five consecutive years during which his or her compensation was the highest. The Pension Plan was closed to new participants effective October 1, 2018. The Pension Plan was overfunded on December 31, 2024, with assets representing 193.5% of our benefit obligation at that date.
Retirement Income Maintenance Plan.   The Columbia Bank Retirement Income Maintenance Plan (“RIM”) is a nonqualified and unfunded defined benefit retirement plan that provides supplemental retirement benefits to certain highly compensated employees of the Company and its subsidiaries whose benefits under the Pension Plan are limited due to the restrictions of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code. All of the NEOs who participate in the Pension Plan also participate in the RIM. A participant’s benefit under the RIM is equal to the excess of (i) the benefit that would be payable to the participant in accordance with the terms of the tax-qualified pension plan disregarding the limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code, less (ii) the benefit actually payable to the participant under the Pension Plan after taking such limitations into account. A participant becomes vested in his or her RIM benefits upon satisfying the requirements for early retirement (attaining age 55 while employed and completing 10 years of service) or normal retirement (attaining age 65 while employed and completing 5 years of service). A participant’s vested RIM benefit will be paid at the time and in the form elected by the participant; the default time and form of payment is a life annuity with a minimum of 120 monthly payments commencing on the first day of the month following the month in which the participant separates from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service.
Pension Benefits Table.   The following table shows the actuarial present value of the accumulated benefit under our tax-qualified pension plan and the RIM, along with the number of years of credited service under the respective plans, for each of our named executive officers.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Thomas J. Kemly	Columbia Bank Retirement Plan	43.67	4,510,170
	Columbia Bank RIM	43.67	7,974,264
Dennis E. Gibney	Columbia Bank Retirement Plan	10.50	370,151
	Columbia Bank RIM	10.50	141,387
E. Thomas Allen, Jr.	Columbia Bank Retirement Plan	30.25	3,275,904
	Columbia Bank RIM	30.25	1,878,523
John Klimowich	Columbia Bank Retirement Plan	39.17	2,994,644
	Columbia Bank RIM	39.17	696,108
Allyson Schlesinger	Columbia Bank Retirement Plan	6.25	266,172
	Columbia Bank RIM	6.25	76,006

(1)
The Company provides its actuaries with certain rate assumptions used in measuring its benefit obligations under the Pension Plan. The most significant of these is the discount rate used to calculate the period-end present value of the benefit obligations, and the expense to be included in the following year’s financial statements. The Pension Plan was overfunded on December 31, 2024, with assets representing 193.5% of our benefit obligation at that date.

Nonqualified Deferred Compensation
Supplemental Executive Retirement Plan.   The Columbia Bank ESOP Supplemental Executive Retirement Plan (“ESOP SERP”) is a nonqualified and unfunded defined contribution retirement plan that provides supplemental retirement benefits related to its tax-qualified employee stock ownership plan. The ESOP SERP provides benefits to eligible officers of the Company and its subsidiaries designated by the Board that cannot be provided under the tax-qualified employee stock ownership plan but for the eligibility requirements of the plans or limitations imposed by the Internal Revenue Code. All NEOs are eligible to participate in the ESOP SERP. A NEO becomes vested in these benefits in 25% increments after completing two, three, four and five years of service with the Company. In addition to providing benefits that would otherwise be lost because of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the ESOP SERP also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the tax-qualified employee stock ownership plan loan. Under the terms of the ESOP SERP, each NEO is eligible to receive a cash payment in the event of a change in control equal to the dollar value of the stock benefit the NEO would have received under the tax-qualified employee stock ownership plan and ESOP SERP had the executives remained employed throughout the term of the loan, less the shares of common stock allocated under the tax-qualified employee stock ownership plan and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits under the ESOP SERP are nonforfeitable and distributable upon termination of employment for any reason.
Non-Qualified Savings Income Maintenance Plan.   The Columbia Bank Savings Income Maintenance Plan (the “SIM”) is a non-qualified and unfunded defined contribution retirement plan for the benefit of certain highly compensated employees of the Company and its subsidiaries. All NEOs are eligible to participate in the SIM. Under the SIM, a participant may defer between 3% and 13% of the participant’s compensation above the salary limit imposed by Section 401(a)(17), reduced by the amount of Federal Insurance Contribution Act taxes that the participant must pay in a plan year with respect to such compensation. In addition, the Company may make matching contributions equal to a portion of a participant’s compensation deferred under the SIM. For 2024, Columbia Bank made matching contributions in an amount equal to 100% of up to the first 3% of a participant’s compensation in excess of $345,000 that the participant deferred under the SIM including all of the NEOs. Participants earn a return on their notional account balances based on investment in phantom investment funds (like those available under the 401(k) Plan) selected by participants. The SIM does not guarantee a rate of return and none of the investment funds provide above market earnings. Participants are immediately 100% vested in their account balances attributable to compensation deferral contributions. Participants generally become vested in their account balances attributable to matching contributions in installments — 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service — and become 100% vested upon death. A participant’s vested account balance will be distributed to the participant in a single lump sum upon the earlier of the participant’s separation from service or a change in control of Columbia Bank. If distribution is triggered by separation from service, it will be made on the first day of the month next following the two-month anniversary of the participant’s separation from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service. If distribution is triggered by a change in control, it will be made on the first day of the month next following the change in control.
Stock-Based Deferral Plan.   The Columbia Bank Stock-Based Deferral Plan provides eligible key executive and members of the Board of Directors with the opportunity to elect to defer compensation received from Columba Bank for their services and make contribution to the Stock-Based Deferral Plan which are credited to the individual’s deferral account in the form of phantom shares of Columbia Financial common stock. Pursuant to the Stock-Based Deferral Plan, eligible employees can defer up to 100% of their salary, bonus or cash-based incentive compensation and directors can defer up to 100% of their cash retainers. Assets in the Stock-Based Deferral Plan are held in a separate Rabbi Trust to pay Plan benefits. In order to maintain the Plan’s tax-deferred status, Rabbi Trust assets are subject to the claims of creditors of the Company in the event of its insolvency.
Nonqualified Deferred Compensation Table.   The following table discloses contributions made under the SIM and the ESOP SERP for each named executive officer in 2024, along with the earnings and balances on each executive’s account as of December 31, 2024.

Name	Plan	Executive Contributions in 2024	Company Contributions in 2024(1)	Aggregate Earnings in 2024(2)	Aggregate Balance at 12/31/2024(3)
Thomas J. Kemly	Columbia Bank SIM	75,019	—	—	$1,699,075
	ESOP SERP(4)	—	38,578	—	515,438
Dennis E. Gibney	Columbia Bank SIM	2,058	—	—	321,654
	ESOP SERP(4)	—	10,547	—	167,889
E. Thomas Allen, Jr.	Columbia Bank SIM	—	—	—	356,446
	ESOP SERP(4)	—	13,128	—	226,761
John Klimowich	Columbia Bank SIM	—	—	—	78,548
	ESOP SERP(4)	—	7,105	—	111,551
Allyson Schlesinger	Columbia Bank SIM	—	—	—	74,042
	ESOP SERP(4)	—	9,565	—	102,151

(1)
Represents amounts earned in 2024 and credited to the NEO’s account in 2025. These amounts are disclosed in the Summary Compensation Table under “All Other Compensation” for each NEO.

(2)
The Company does not provide above-market or preferential rates and, as a result, the notional earnings are not included in the 2024 Summary Compensation Table.

(3)
Includes amounts earned in 2024 and credited to the accounts of the NEOs in 2025. None of the amounts reported in this column are reflected in the 2024 Summary Compensation Table. Deferral balances of the NEOs under the SIM were notionally invested among a variety of mutual fund alternatives and our common stock, and deferral balances under the ESOP SERP were notionally invested in shares of our common stock.

(4)
Executive contributions are not permitted under the ESOP SERP.

Summary of Executive Employment Agreements and Potential Payments Upon Termination or Change in Control
We have entered into two-year employment agreements with Messrs. Kemly, Gibney, Allen, Klimowich, and Ms. Schlesinger. The Board may extend the terms of the employment agreements with the NEOs annually for another twelve-month period unless the NEO gives notice of non-renewal at least sixty days prior to such extension. The Compensation Committee annually reviews the NEO’s base salaries. In addition to base salary, the agreements provide that the NEOs shall be eligible to participate in the short-term and long-term incentive compensation plans of Columbia Bank. Each NEO shall also be entitled to continue participation in any fringe benefit arrangements in which he or she was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the NEO’s duties. Mr. Allen’s employment agreement terminated upon his retirement from his position with the Company and the Bank effective January 31, 2025.
Termination Without Cause or Resignation for Good Reason
If a NEO’s employment is terminated by Columbia Financial or Columbia Bank during the term of the agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement, the executive would be entitled to a payment equal to a multiple (three times for Mr. Kemly and two times for Messrs. Gibney, Allen and Klimowich and one times for Ms. Schlesinger) of the sum of: (i) his or her annual base salary plus (ii) his or her target annual bonus in effect on the termination date. The severance payment shall be paid to the NEO as salary continuation in substantially equal installments over the thirty-six, twenty-four or twelve-month period, respectively, in accordance with Columbia Bank’s customary payroll practices, subject to the receipt of a signed release of claims from the NEO within the time frame set forth in the agreement. Assuming the NEO elects continued medical, vision and dental coverage under COBRA, Columbia Bank will reimburse the executive the amount equal to the monthly COBRA premium paid by the NEO for such coverage less the active employee premium for such coverage for a period of 36 months, in the case of Mr. Kemly, and 24 months, in the case of Messrs. Gibney, Allen, and Klimowich and 12 months in the case of Ms. Schlesinger or such lesser period as may be required under COBRA.

Termination Without Cause or Resignation for Good Reason upon a Change in Control
If a NEO’s employment is terminated during the term of the agreement by Columbia Financial or Columbia Bank without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), the NEO would be entitled to a payment equal to a multiple of three times (two times in the case of Ms. Schlesinger) of the sum of: (i) his or her annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his or her annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment shall be paid to the NEO within sixty days of the termination date in a single lump sum payment. The payment shall also include a sum equal to his or her prior year bonus in a lump sum on the date on which the annual bonus would have been paid to NEO but for NEO’s termination of employment. In addition, each NEO shall receive a lump sum payment equal to the cost of providing continued medical, vision and dental coverage for 36 months following termination less the active employee charge for such coverage in effect on the termination date.
Definition of Good Reason
For purposes of the NEO’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the NEO’s base salary or target bonus under the cash incentive plans, if applicable, except for reductions proportionate with similar reductions to all other members of the executive leadership team; (ii) a material adverse change in NEO’s position that results in a demotion in the NEO’s status within Columbia Financial or Columbia Bank; (iii) a change in the primary location at which the NEO is required to perform the duties of his employment with Columbia Financial and Columbia Bank to a location that is more than thirty (30) miles from the location of the Bank’s headquarters as of the date of the agreement; or (iv) a material breach by Columbia Financial or Columbia Bank of any written agreement between the NEO, on the one hand, and any of Columbia Financial and Columbia Bank or any other affiliate of Columbia Financial, on the other hand, unless arising from the NEO’s inability to materially perform his or her duties under the agreement.
Best Net Benefits
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements with our NEOs provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G. The best net benefits approach reduces a NEO’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the NEO compared to the amount the NEO would receive net of the excise tax if no reduction were made.
Termination as a Result of Disability
Under the employment agreements, if an NEO’s employment terminates as a result of disability, the employment agreement will terminate and the NEO will receive an amount equal to one time the sum of his or her base salary and target bonus in effect on the termination date less the amount expected to be paid to the NEO under the Columbia Bank long term disability plan, payable as salary continuation in substantially equal installments over a twelve-month period. For these purposes, disability will occur on the date on which the insurer or administrator of the Bank’s long-term disability insurance determines that the NEO is eligible to commence benefits under such insurance. If the NEO dies while employed, (i) the NEO will remain entitled to life insurance benefits pursuant to Columbia Bank’s plans, programs, arrangements, and practices in this regard and (ii) Columbia Bank will pay to his or her designated beneficiary an amount equal to one time the sum of the NEO’s base salary and target bonus in effect on the termination date.
Treatment of Equity Awards in the Event of a Change in Control
Under the 2019 Equity Incentive Plan and the award agreements for the equity awards made to the NEOs, in the event of a change in control (as defined in the plan) and the involuntary separation of the NEO from service with the Company and its affiliates without cause within 12 months of the change in control and prior to the last vesting date for such awards, if such awards are not assumed by the surviving entity in the change in control, all such awards that are unvested at the time of the change in control will become immediately vested upon the effective date of the change in control.
Payments under Nonqualified Deferred Compensation Plans
As disclosed under “Nonqualified Deferred Compensation” at page 48 above, under the terms of the ESOP SERP, an NEO will receive an additional cash payment in the event of a change in control equal to the benefit the NEO would have received under the ESOP and the ESOP SERP had the NEO remained employed throughout the term of the ESOP loan, less the benefits actually provided under the ESOP and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits credited to NEO accounts under the ESOP SERP are nonforfeitable and will be distributed upon termination of employment for any reason. Distributions from the ESOP SERP (except for the supplemental ESOP SERP benefit in the event of a change in control) are not categorized as parachute payments and, therefore, do not count towards a participating executive’s limitation under Section 280G of the Internal Revenue Code.
Each NEO’s account balance under the SIM will become fully vested upon the NEO’s death. SIM benefits are described in more detail under “Pension Benefits Table” beginning on page 47 above.
Messrs. Kemly, Allen and Klimowich are vested in their RIM benefits, and they have each elected to receive payment of their accrued benefits under the RIM upon a change in control (as defined in the RIM). RIM benefits are described in more detail under “Pension Benefits” at page 47 above.
Tabular Information Regarding Potential Payments to Executives Upon Termination or a Change in Control
The following table summarizes the estimated payments to which the named executive officers were entitled upon termination as of December 31, 2024. Benefits payable under the Retirement Plan, the RIM, the 401(k) Plan and vested balances under non-qualified, deferred compensation plans are not included. For additional information on the benefits payable to our named executive officers upon termination or a change in control, see “— Summary of Executive Employment Agreements and Potential Payments upon Termination or Change in Control.”
Name	Expected Post- Termination Payments ($)	Executive Life Insurance ($)	Performance Achievement Plan ($)(2)	Acceleration of Equity Awards ($)	ESOP SERP ($)(8)	Potential Forfeiture ($)(9)	Total Termination Benefits ($)
Thomas J. Kemly
Death	$1,575,009(1)	$1,700,500	$302,485	$780,271(3)	$—	$—	$4,358,265
Disability	1,575,009(4)	—	302,485	780,271(3)	—	—	2,657,765
Involuntary termination without cause	5,089,038(5)	—	—	—	—	—	5,089,038
Involuntary or good reason termination after CIC	5,150,566(6)	—	—	1,629,141(7)(10)	713,129	—	7,492,836
Retirement	—	—	302,485	—	—	—	302,485
Dennis E. Gibney
Death	712,800(1)	668,500	142,852	237,261(3)	—	—	1,761,413
Disability	712,800(4)	—	142,852	237,621(3)	—	—	1,092,913
Involuntary termination without cause	1,629,980(5)	—	—	—	—	—	1,629,980
Involuntary or good reason termination after CIC	2,404,308(6)	—	—	498,758(7)(10)	315,502	—	3,218,568
Retirement	—	—	142,852	—	—	—	142,852

Name	Expected Post- Termination Payments ($)	Executive Life Insurance ($)	Performance Achievement Plan ($)(2)	Acceleration of Equity Awards ($)	ESOP SERP ($)(8)	Potential Forfeiture ($)(9)	Total Termination Benefits ($)
E. Thomas Allen, Jr.(11)
Death	833,250(1)	757,500	147,097	268,944(3)	—	—	2,006,791
Disability	833,250(4)	—	147,097	268,944(3)	—	—	1,249,291
Involuntary termination without cause	1,856,820(5)	—	—	—	—	—	1,856,820
Involuntary or good reason termination after CIC	2,733,293(6)	—	—	565,366(7)(10)	375,627	—	3,674,286
Retirement	—	—	147,097	—	—	—	147,097
John Klimowich
Death	600,000(1)	600,000	122,262	213,024(3)	—	—	1,535,286
Disability	600,000(4)	—	122,262	213,024(3)	—	—	935,286
Involuntary termination without cause	1,365,485(5)	—	—	—	—	—	1,365,485
Involuntary or good reason termination after CIC	2,008,709(6)	—	—	447,802(7)(10)	268,752	(20,602)	2,704,661
Retirement	—	—	122,262	—	—	—	122,262
Allyson Schlesinger
Death	672,000(1)	—	134,673	223,680(3)	—	—	1,030,353
Disability	672,000(4)	—	134,673	223,680(3)	—	—	1,030,353
Involuntary termination without cause	806,673(5)	—	—	—	—	—	806,673
Involuntary or good reason termination after CIC	1,478,673(6)	—	—	470,205(7)(10)	344,345	—	2,293,223
Retirement	—	—	134,673	—	—	—	134,673

(1)
Reflects payment under the applicable employment agreement equal to the sum of (1) the executive’s base salary and (2) target annual bonus each in effect on December 31, 2024. Upon death, the executive would also be entitled to receive his or her life insurance death benefits.

(2)
In the event of separation from service with the Company due to death, disability, or retirement, an executive would receive a prorated portion of the PAIP award earned for the year in which such separation occurs based on the period of active employment during such year. The amounts included in the table reflect 100% of the earned PAIP award given for 2024 given the assumption that separation occurs on the last day of the year.

(3)
In the event of separation from service with the Company due to death or disability, an executive would vest in 50% of his or her net outstanding stock options and restricted stock, unless the executive is already vested in at least 50% of such awards in which case there is no accelerated vesting. The amount included in the table performance stock reflects 50% of the outstanding shares underlying the 2023 and 2024 grants. The amount included in the table for stock options reflects the difference between the aggregate market value of 50% of the outstanding shares underlying the 2024 grant as of December 31, 2024, and 17% of the outstanding shares underlying the 2023 grants, calculated based on the closing market price of our common stock on that day of $15.81 and the aggregate exercise price on 50% of all outstanding stock options.

(4)
Reflects payment under the applicable employment agreement equal to the sum of (A) the executive’s annual base salary and (B) target annual bonus each in effect on December 31, 2024. This payment will be reduced by the amount expected to be paid to the executive under the Company’s program of long-term disability insurance over the 12-month period following the executive’s termination.

(5)
Reflects payment under the applicable employment agreement for involuntary termination without cause or for good reason prior to a change in control equal to the sum of (1) two times (three times for

Mr. Kemly and one times for Ms. Schlesinger) the sum of the executive’s (A) annual base salary and (B) target annual bonus, each in effect on December 31, 2024 (2) 18 times (12 times for Ms. Schlesinger) an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between (A) the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2024, for the executive, and (B) the active employee charge for such coverage, (3) the unpaid bonus due to the executive for the 2024 fiscal year of the Company.
(6)
Reflects payment under the applicable employment agreement for involuntary termination without cause or for good reason after a change in control equal to the sum of (1) three times (two times for Ms. Schlesinger) the sum of the Executive’s (A) annual base salary and (B) target annual bonus each in effect on December 31, 2024, (2) 36 times an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2024, for the executive, and (B) the active employee charge for such coverage, and (3) the unpaid bonus due to the executive for the 2024 fiscal year of the Company.

(7)
In the event of separation from service with the Company without Cause within 12 months after the effective date of a change in control, an executive would become 100% vested in the executive’s 2024 outstanding stock options and restricted stock. The amount included in the table for restricted stock awards reflects the total number of outstanding shares multiplied by the closing market price of our common stock on December 31, 2024 of $15.81. The amount included in the table for stock options reflects the difference between the aggregate market value of 100% of the underlying shares as of December 31, 2024 calculated based on the closing market price of our common stock on that day of $15.81 and the aggregate exercise price of all outstanding stock options.

(8)
Represents additional benefit due in the event of a change in control and full repayment of the outstanding ESOP loan.

(9)
These payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times the executive’s average taxable compensation received from the Company for the five-year period ending December 31, 2024, and if the executive would receive on an after-tax basis by reducing the payments that he or she would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. The potential reduction could be less or greater depending on the actual circumstances at the time of a real transaction.

(10)
Assumes that the surviving entity in such change in control does not assume or replace the equity awards in connection with the change in control.

(11)
Mr. Allen retired from his position with the Company and the Bank on January 31, 2025.

Pay Versus Performance
The following table sets forth information on the compensation paid to our chief executive officer and the other named executive officers along with the cumulative total shareholder return of the Company and a peer group index, the Company’s net income and the Company’s Bank level core return on average assets (“ROAA”), which is the most important financial measure (that is not otherwise disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs in 2024 to the Company’s performance.

	Summary Compensation Table Total for Chief Executive Officer ($)	Compensation Actually Paid to Chief Executive Officer ($)(1)	Average Summary Compensation Tables Total for NEOs other than CEO ($)(2)	Average Compensation Actually Paid to NEOs other than CEO ($)(2)	Value of Initial Fixed $100 Investment Based on Cumulative Shareholder Return
Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (in thousands) ($)(4)	Bank Level Core ROAA(5)
2024	2,759,021	621,278	963,859	409,601	93	111	(11,653)	0.19%
2023	3,695,655	549,639	1,250,538	374,582	114	101	36,086	0.46%
2022	1,662,649	2,257,930	851,145	947,272	128	92	86,173	0.96%
2021	2,131,936	5,339,883	1,034,874	1,913,716	123	110	92,049	1.04%
2020	3,617,871	250,813	1,243,038	291,576	92	79	57,603	0.73%

(1)
Thomas J. Kemly served as President and Chief Executive Officer for each of the years presented in the table. Compensation actually paid to Mr. Kemly for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Annual Compensation in Summary Compensation Table	2,759,021	3,695,655	1,662,649	2,131,936	3,617,871
Plus/Minus: Aggregate Change in Pension Value	(564,078)	(1,672,739)	—	(366,796)	(1,751,023)
Increase/Decrease for “Service Cost” for Pension Plans	(20,277)	(43,689)	(16,229)	31,875	36,431
Minus: stock awards reported in Summary Compensation Table	(683,840)	(622,776)	—	—	—
Minus: option awards reported in Summary Compensation Table	(227,840)	(207,659)	—	—	—
Plus/Minus: fair value at covered fiscal year end of unvested stock awards and stock options granted during covered fiscal year	(62,873)	300,557	—	—	—
Plus/Minus: change in fair value at covered fiscal year end of unvested stock awards and stock options granted in any prior fiscal year that remain outstanding	(253,362)	(370,005)	240,345	3,225,045	(1,057,935)
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year for which all applicable vesting conditions have been satisfied	(325,473)	(529,705)	371,165	317,823	(594,531)
Compensation Actually Paid	621,278	549,639	2,257,930	5,339,883	250,813

(2)
The named executive officers for each of the years presented were as follows: for 2024, 2023 and 2020, Dennis E. Gibney, E. Thomas Allen, Jr., John Klimowich, and Allyson Schlesinger, for 2022, Dennis E. Gibney, E. Thomas Allen, Jr., John Klimowich, Allyson Schlesinger and W. Justin Jennings; and for 2021, Dennis E. Gibney, E. Thomas Allen, Jr., John Klimowich, Allyson Schlesinger and

Oliver E. Lewis, Jr. The average compensation actually paid to the executive officers other than the chief executive officer for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:
	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Average Compensation in Summary Compensation Table	963,859	1,250,538	851,145	1,034,874	1,243,038
Minus: aggregate change in pension value	(103,726)	(369,708)	—	(108,626)	(430,153)
Increase/Decrease for “Service Cost” for Pension Plans	4,230	(23,429)	(9,147)	26,558	23,589
Minus: stock awards reported in Summary Compensation Table	(180,174)	(218,773)	(81,002)	(83,999)	—
Minus: option awards reported in Summary Compensation Table	(60,030)	(72,950)	(54,000)	(56,000)	—
Plus: fair value at covered fiscal year-end of unvested stock awards and stock options granted during covered fiscal year	(16,566)	105,584	78,960	147,310	—
Plus/Minus: change in fair value at covered fiscal year-end of unvested stock awards and stock options granted in any prior fiscal year that remain outstanding	(89,005)	(122,010)	63,403	868,051	(348,854)
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year for which all applicable vesting conditions have been satisfied	(108,989)	(174,671)	97,913	85,548	(196,045)
Compensation Actually Paid	409,601	374,582	947,272	1,913,716	291,576

(3)
The peer group members did not change from 2022 to 2023, but did change for 2024. The 2023 peer group was used for purposes of calculating peer TSR. See “Peer Group and Benchmarking” at page 33 for the 2024 peer group and the reasons for the change. Lakeland Bancorp, Inc. completed its merger during 2024 and was excluded from the peer group TSR calculation for 2024.

(4)
Net Income as reported on page 79 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(5)
See “Annex A — Non-GAAP Financial Measures” for reconciliation to Bank Level Core ROAA.

Financial Performance Measures
The following lists the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2024 to Company performance.
Bank Level Non-GAAP Core ROAA
Bank Level Net Interest Margin
Bank Level Non-GAAP Efficiency Ratio
NPAs to Assets
For explanations of these financial performance measures and reconciliation to the applicable amount measured in accordance with GAAP, see Annex A. For explanations of how these financial performance measures were used to determine 2024 pay for our chief executive officer and other named executive officers, see “Compensation Discussion and Analysis — Elements of 2024 Executive Compensation Program” on page 29.

Relationship Between Pay and Financial Performance
The following charts illustrate how the compensation of our named executive officers aligns with the Company’s financial performance as measured by total shareholder return (TSR), net income and Bank Level Non-GAAP Core ROAA.

CEO Pay Ratio
We are required by SEC rules to disclose the median of the annual total compensation of all employees of the Company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on the Company’s payroll records and the methodology described below and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of calculating the 2024 pay ratio, the Company selected December 31, 2024, as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2024 to December 31, 2024 for all employees as of the determination date, with the exception of Mr. Kemly, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as income related to the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Kemly’s total compensation for 2024, as disclosed in the Summary Compensation Table, was $2,759,021 and the median employee’s total compensation was $101,757 producing a ratio of 27.1 to 1.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2025 fiscal year, subject to ratification by shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by shareholders at the Annual Meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the years ending December 31, 2024 and December 31, 2023 for services provided by KPMG LLP.
	2024	2023
Audit Fees(1)	$1,250,000	$1,239,000
Audit-Related Fees(2)	65,000	65,000
Tax Fees	—	—
All Other Fees	—	—

(1)
Includes fees for performance of the audit and review of consolidated financial statements and fees relating to the review of public filings.

(2)
Audit-related services consist of fees incurred related to HUD and USAP audits.

Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2024, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”
In relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.
Audit Committee of Columbia Financial, Inc.
Michael Massood (Chair)
Noel R. Holland
James M. Kuiken
Lucy Sorrentini
Daria S. Torres

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by federal securities laws, we are providing our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2025 proxy statement, is hereby approved.”
This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends that shareholders vote FOR the approval of the compensation paid to the Company’s named executive officers.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Delinquent Section 16(a) Reports.   Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Columbia Financial’s common stock during the year ended December 31, 2024 except that Messrs. Jennings, Kemly, Klimowich and Prabhu and Ms. Schlesinger and Ms. Walden, each had one late Form 4 filing in 2024 which reported one (1) transaction each.
Policies and Procedures for Approval of Related Person Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

This policy excludes:
•
any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any related person has or will have a direct or indirect material interest transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested, by the chair of the Audit Committee, participate in some or all of the discussion.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by Columbia Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Columbia Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Columbia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit a financial institution to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Columbia Bank currently offers such a program to its executive officers and directors.
The Board of Directors periodically reviews a summary of Columbia Financial’s transactions with directors and executive officers of Columbia Financial and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Columbia Financial’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to Columbia Financial’s Code of Ethics and Business Conduct, all executive officers and directors of Columbia Financial must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Columbia Financial. Such potential conflicts of interest include but are not limited to: (1) Columbia Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 1% of the outstanding securities or capital value of a business or where such investment represents more than 5% of the total assets of the executive officer or director and/or family members.
The aggregate amount of loans by Columbia Bank to their executive officers and directors and their affiliates was $2.6 million at December 31, 2024. As of that date, these loans were performing according to their original terms.
Shareholder Proposals and Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 26, 2025. If next year’s annual meeting is held on a date more than 30 calendar days from June 5, 2026, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than

100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. A copy of the Company’s Bylaws may be obtained from the Company.
Additionally, to comply with the universal proxy rules for our 2025 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 6, 2026.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating/Corporate Governance Committee.
Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
A copy of the Company’s Form 10-K for the year ended December 31, 2024 as filed with the SEC, will be furnished without charge to all persons who were shareholders as of the close of business on the Record Date upon written request to Mayra L. Rinaldi, Executive Vice President, Corporate Governance & Culture, Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410.

Annex A
NON-GAAP FINANCIAL MEASURES
As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Compensation Committee uses non-GAAP financial measures to evaluate the Company’s performance under the Company’s incentive compensation plans. Typically, the Compensation Committee adjusts GAAP net income, or elements of net income, for non-core performance items so that participants are compensated for the Company’s core performance and not penalized or rewarded for non-core charges or unusual gains.
Non-GAAP measures used in this proxy statement consist of the following:
•
Core Net Income at Bank Level.   Core net income and the related measure of core return on average assets reflect net income (loss) at the Bank level adjusted for items noted below, all net of tax.

•
Core ROAA at Bank Level.   Core ROAA means the average of the Bank’s core return on average assets as measured by Core Net Income.

•
Core Efficiency Ratio at Bank Level.   The efficiency ratio is non-interest expense as a percentage of net interest income plus non-interest income. The non-GAAP efficiency ratio adjusts non-interest income and non-interest expense for items noted below.

These non-GAAP financial measures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures with similar names that may be presented by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.
Core Net Income at Bank Level
(Dollars in thousands)	For the Year Ended December 31, 2024
Net (Loss)	$(11,088)
Plus: loss on sale of securities, net	25,733
Plus: loss on extinguishment of debt, net	2,474
Plus: extraordinary legal expense, net	3,524
Less: swap fair value depreciation, net	(64)
Less: appreciation in value of equity securities, net	(1,861)
Less: net gain on disposal of fixed assets, net	(135)
Plus: merger-related expenses, net	166
Plus: loss on OREO, net	459
Plus: FDIC special assessment, net	390
Plus: severance, net	53
Core Net Income	$19,651
Core ROAA at Bank Level
(Dollars in thousands)	For the Year Ended December 31, 2024
Bank Core Net Income	$19,651
Bank Average Assets	$10,420,595
Bank Core ROAA	0.19%
Core Efficiency Ratio at Bank Level
(Dollars in thousands)	For the Year Ended December 31, 2024
Core Efficiency Ratio at Bank Level	79.7%

A-1

(Dollars in thousands)	For the Year Ended December 31, 2024
Efficiency Ratio	100.3%
Noninterest Expense	$175,829
Net Interest Income	$179,033
Noninterest Income	(3,803)
Revenue	$175,230
Noninterest Expense	$175,829
Less: loss on extinguishment of debt, net	(3,447)
Less: extraordinary legal expense	(4,910)
Less: merger-related expenses, net	(230)
Less: loss on OREO, net	(640)
Less: FDIC special assessment, net	(543)
Less: severance, net	(74)
Core Noninterest Expense	$165,985
Revenue	$175,230
Plus: loss on sale of securities, net	35,851
Less: swap fair value depreciation, net	(89)
Less: appreciation in value of equity securities, net	(2,592)
Less: net gain on disposal of fixed assets, net	(189)
Core Revenue	$208,211

A-2

COLUMBIA FINANCIAL, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 30, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CLBK2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 30, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70825-P25755 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYCOLUMBIA FINANCIAL, INC.The Board of Directors recommends you vote FOR the following. ForAllWithholdAllFor AllExcept To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. 1. Election of Directors Nominees For A Three-Year Term: 01) Thomas J. Kemly02) James M. Kuiken03) Elizabeth E. RandallNominee For A Two-Year Term:04) Michael MassoodNominees For A One-Year Term:05) Robert Van Dyk06) Paul Van Ostenbridge The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025. 3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers. NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V70826-P25755 COLUMBIA FINANCIAL, INC.Annual Meeting of ShareholdersJune 5, 2025 10:00 AMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Mayra L. Rinaldi and Dennis E. Gibney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COLUMBIA FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, local time on June 5, 2025, exclusively via live webcast atwww.virtualshareholdermeeting.com/CLBK2025, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side

April 25, 2025

NOTICE TO 401(k) PLAN AND ESOP PARTICIPANTS
REGARDING VOTING AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

In connection with the 2025 annual meeting of shareholders of Columbia Financial, Inc. (the “Company”), which will be held on June 5, 2025, you will be receiving a proxy card to vote the shares of Company common stock (including shares you hold under the Columbia Bank Savings and Investment Plan (the “401(k) Plan”) and/or the Columbia Bank Employee Stock Ownership Plan (the “ESOP” and, together with the 401(k) Plan, the “Tax-Qualified Plans”)) at the annual meeting.
Because you are a participant in the 401(k) Plan and/or the ESOP, you have the right to direct the trustees for the Tax-Qualified Plans (the “Trustees”), on how to vote the shares of Company common stock credited to you under the Tax-Qualified Plans as of the record date for the annual meeting on each of the matters to be presented at the annual meeting. Accordingly, your proxy card, when properly executed and dated, will be voted by the Trustees as you direct with respect to any shares of Company common stock you hold under the Tax-Qualified Plans as of the record date for the annual meeting. If you do not direct the Trustees how to vote the shares of Company common stock credited to your plan account(s) by 11:59 p.m., Eastern Daylight Time, on May 30, 2025, the Company will direct the Trustees to vote the shares held in the Tax-Qualified Plans in the same proportion as the voting instructions the Trustees receive from other participants as of that date and time.
To access the number of shares of Company common stock that were credited to your 401(k) Plan account as of the record date for the annual meeting, please visit www.netbenefits.com.
To determine the number of shares of Company common stock that have been allocated to you under the ESOP as of the record date for the annual meeting, please visit www.newportgroup.com/login/participant.